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Exhibit 10.1

THE AES CORPORATION

PROFIT SHARING
AND
STOCK OWNERSHIP PLAN

         As Amended and Restated as of January 1, 1997
(Except as otherwise noted)

i

2.42	Trust or Trust Fund	7
2.43	Trust Agreement	8
2.44	Trustee	8
2.45	Valuation Date	8
2.46	Voluntary Employee Contributions	8
2.47	Voluntary Employee Contribution Account	8
2.48	Year of Vesting Service	8
SECTION 3	SERVICE FOR VESTING AND PROFIT SHARING CONTRIBUTIONS	9
3.1	Total Services	9
3.2	Break in Service	9
3.3	Service for Vesting	9
3.4	Aggregation of Years of Service for Vesting	9
3.5	Service for Profit Sharing Contributions	9
3.6	Hour(s) of Service	10
3.7	Hours of Service for Break in Service	11
SECTION 4	PARTICIPATION	12
4.1	Eligibility	12
4.2	Compensation During Absence or in Year of Retirement, Disability or Death	12
4.3	Compensation in Year of Termination of Employment	12
4.4	Election Not to Participate -Withdrawal From Participation	12
4.5	Reparticipation	13
4.6	Suspension From Participation	13
SECTION 5	COMPENSATION	14
5.1	Compensation—Participation on Effective Date	14
5.2	Compensation—Participation Subsequent to Effective Date	14
5.3	Compensation—Year of Termination of Employment or Withdrawal From Participation	14
SECTION 6	CONTRIBUTIONS TO THE PLAN	15
6.1	Savings Plan	15
6.2	Employer Contributions	16
6.3	Distribution of Excess Deferrals	17
6.4	Limitations on Contributions Prior to January 1, 1999	18
6.5	Code Section 401(k) and 401(m) Safe Harbor Contributions Effective January 1, 1999	23
6.6	Limitation on Elective Contributions for NY Union Participants On Or After January 1, 1999	24
6.7	Limitations on Voluntary Employee Contributions On Or After January 1, 1999	25
6.8	Payroll Deduction	27
6.9	Payment of Contributions	28
6.10	Delay in Payments	28
6.11	Overall Limitation on Contributions	28
6.12	Maximum Limitation—More Than One Plan	31
6.13	Reduction of Contributions or Benefits	32
6.14	Aggregation of Plans	32
6.15	EGTRRA Limitations on Contributions	33
SECTION 7	PARTICIPANTS' ACCOUNTS, INVESTMENT FUNDS, ALLOCATION OF ASSETS AND CONTRIBUTIONS	34
7.1	Furnishing of Schedules	34
7.2	Separate Accounts for Participants	34
7.3	Investment Designation	34

7.4	Allocation of Participants' Contributions	35
7.5	Allocation of Employer Contributions	35
7.6	Valuation of the Trust	36
7.7	Allocation of Plan Assets (Other Than Employer Stock and Amounts Invested in Participants Directed Accounts)	37
7.8	Allocation to Profit Sharing Contributions Accounts	37
7.9	Participant Directed Accounts	38
7.10	Distribution	39
7.11	Contributions—Terminated or Withdrawn Participants	39
SECTION 8	DISTRIBUTIONS	40
8.1	Retirement Dates	40
8.2	Retirement	40
8.3	Death Benefits	41
8.4	Disability Retirement	41
8.5	Attainment of Age 59 1/2	41
8.6	Beneficiary Designation	42
8.7	Vesting, Termination of Employment	42
8.8	Former Participant	42
8.9	Discharge of Trustee's Obligation to Make Payments	43
8.10	Payment of Benefits—Timing	44
8.11	Incapacity	45
8.12	Proof of Claim	45
8.13	Hardship Withdrawal	45
8.14	Withdrawal of Voluntary Employee Contributions	46
8.15	Loans to Participants	47
8.16	Direct Rollover Provision	48
8.17	EGTRRA Direct Rollovers of Plan Distributions	48
8.18	Qualified Domestic Relations Order Procedures	49
SECTION 9	FIDUCIARIES AND ALLOCATION OF RESPONSIBILITIES	51
9.1	Fiduciaries	51
9.2	Allocation of Responsibilities Among the Fiduciaries	51
9.3	No Joint Fiduciary Responsibilities	53
9.4	Investment Manager	54
9.5	Advisor to Fiduciary	54
9.6	Service in Multiple Capacities	54
SECTION 10	ADMINISTRATION OF THE PLAN	55
10.1	Appointment of Administrative Committee	55
10.2	Powers of the Administrative Committee	55
10.3	Duties of the Administrative Committee	55
10.4	Action by the Administrative Committee	55
10.5	Discretionary Action	56
10.6	Compensation and Expenses of Administrative Committee	56
10.7	Reliance on Others	56
10.8	Self-Interest	56
10.9	Personal Liability—Indemnification	56
10.10	Insurance	57
10.11	Claims Procedures	57
10.12	Claims Review Procedures	58
10.13	Voting and Tendering Company Stock	58
10.14	Dividend Distributions	60

SECTION 11	AMENDMENT AND TERMINATION	61
11.1	General	61
11.2	Termination of Plan and Trust	61
11.3	Liquidation of Plan Assets in the Event of Termination or Partial Termination	61
11.4	Partial Termination	61
11.5	Power to Amend	62
11.6	Solely for Benefit of Participants, Terminated Participants and Their Beneficiaries	62
11.7	Successor to Business of the Employer	62
11.8	Merger, Consolidation and Transfers	63
11.9	Revocability	63
SECTION 12	TOP HEAVY PROVISIONS	64
12.1	Top Heavy Requirements	64
12.2	Determination of Top Heavy Status	64
12.3	Specific Top Heavy Provisions	66
12.4	Top Heavy Definitions	68
12.5	EGTRRA Modification of Top-Heavy Rules	69
SECTION 13	MISCELLANEOUS PROVISIONS	72
13.1	Spendthrift Provision	72
13.2	Rollover Amounts	72
13.3	Plan-to-Plan Transfers	73
13.4	Amendment of Vesting Schedule	73
13.5	Construction	74
13.6	Impossibility of Performance	74
13.7	Dissolution of the Employer	74
13.8	Veterans' Reemployment Rights Under USERRA	74
13.9	Definition of Words	74
13.10	Titles	75

THE AES CORPORATION
PROFIT SHARING
AND
STOCK OWNERSHIP PLAN

Introduction

        THE AES CORPORATION, by resolution of its Board of Directors at a duly authorized meeting adopted this Profit Sharing and Stock Ownership Plan, as last amended and restated effective as of January 1, 1994.

        For purposes of carrying out this Profit Sharing and Stock Ownership Plan, a Trust has been created by execution of a Trust Agreement, a copy of which is annexed hereto and incorporated herein by reference.

        The Plan is hereby again amended and restated in its entirety effective January 1, 1997 (except as otherwise noted) to comply with the Uniformed Services Employment and Reemployment Rights Act of 1994, the General Agreement on Tariffs and Trades, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997 and to incorporate amendments.

        This amended and restated Plan is also intended to effectuate good faith compliance with certain requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). The EGTRRA amendments shall be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, the EGTRRA amendments shall be effective as of the first day of the first Plan Year beginning after December 31, 2001. The EGTRRA good faith amendments shall supercede the provisions of the Plan to the extent those provisions are inconsistent therewith.

        The Plan has been approved by the Internal Revenue Service in a favorable determination letter (DLN 17007066082012), dated September 25, 2002, that the Plan continues to be qualified under IRC § 401(a). The provisions of this Plan, as amended and restated and approved by the IRS, are subject to the amendments to the Plan adopted by the Employer on or after February 27, 2002 in accordance with the effective dates thereof, including the amendments dated July 3, 2002, August 15, 2002 and September 17, 2002.

SECTION 1

PURPOSE

        1.1    The purpose of this Plan is threefold:

          (a) To encourage the habit of savings

          (b) To permit Employees to share in the profits of the Employer

          (c) To provide retirement income to eligible Employees from both their own savings and Employer contributions and earnings thereon.

        1.2    Exclusive Benefit of Employees

        This Plan has been adopted for the exclusive benefit of eligible Employees and their Beneficiaries and should, so far as possible, be interpreted in a manner consistent with such purpose. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund held by the Trustee, and the Employer assumes no liability or responsibility therefor.

        1.3    Intent

        It is the intent of the Employer in establishing this Plan that it qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986.

        1.4    Plan Not Employment Contract

        The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Employer and any Employee or Participant, and nothing herein contained shall be deemed to give to any Employee or Participant the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee or Participant at any time.

SECTION 2

DEFINITIONS

        The following words and phrases as used herein shall have the meanings specified below and shall be interpreted as stated in this Section unless the context otherwise requires:

        2.1 "Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the ratios for the eligible Highly Compensated Employees and for the eligible Nonhighly Compensated Employees, calculated separately for each Employee in each group, of the amount of Elective Contributions paid under the Plan on behalf of each such Employee for such Plan Year, to the Employees' Compensation for such Plan Year.

        2.2 "Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall prescribe.

        2.3 "Affiliated Employer" shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

        2.4 "Allocation Date" shall mean (i) the 31st day of December of each year (the last day of each Plan Year) for purposes of the Employer Profit Sharing Contribution described in Section 6.2(b), (ii) the last day of each month for purposes of the Employer Matching Contribution described is Section 6.2(a) or (iii) such other day or days as may be established by the Board of Directors for each such contribution.

        2.5 "Average Contribution Percentage" shall mean the average (expressed as a percentage) of the ratios for the eligible Highly Compensated Employees and for the eligible Nonhighly Compensated Employees, calculated separately for each Employee in each group, of the amount of Voluntary Employee Contributions and Employer Matching Contributions paid under the Plan on behalf of each such Employee for such Plan Year, to the Employee's Compensation for the Plan Year.

        2.6 "Beneficiary" shall mean the person designated by the Participant to receive any amount payable under the Plan on the death of the Participant, as more fully set forth in Section 8.6 hereof.

        2.7 "Board of Directors" shall mean the Board of Directors of the Employer.

        2.8 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        2.9 "Compensation" shall mean compensation paid by the Employer to the Participant during the taxable year ending with or within the Plan Year (excluding compensation in excess of $150,000 as adjusted by the Secretary of the Treasury) and shall also include compensation which is not currently includible in the Participant's gross income by reason of the application of Sections 125, 402(e)(3) and 402(h)(1)(B) of the Code and, effective January 1, 2001, Section 132(f)(4) of the Code, but excluding overtime, bonuses and compensation paid to an Employee prior to being admitted as a Participant but only for purposes of allocating contributions by the Employer.

        EGTRRA Increase in Compensation Limit. The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

        2.10 "Effective Date" shall mean March 21, 1984; provided, however, the effective date of the Plan as most recently amended and restated is January 1, 1997 (except as otherwise noted).

        2.11 "Elective Contribution Agreement" shall mean a salary reduction agreement (in such written, electronic or other form as the Plan Administrator shall provide) in which an Employee agrees to defer a portion of his Compensation as an Elective Contribution to the Plan.

        2.12 "Elective Contribution Rate" shall mean the percentage of Compensation an Employee elects to defer by utilizing the Elective Contribution Agreement.

        2.13 "Elective Contributions" shall mean contributions made to the Plan during the Plan Year pursuant to Section 6.1(a) by the Employer, at the election of the Participant, in lieu of cash compensation and shall include contributions made pursuant to a salary reduction agreement.

        2.14 "Elective Contributions Account" shall mean the account to which Elective Contributions are allocated.

        2.15 "Eligible Participant" shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Elective Contributions or Employer Matching Contributions allocated to his account for the Plan Year.

        2.16 "Employee" shall mean any regularly scheduled full-time or part-time employees of the Employer, excluding (a) employees classified by the Employer as student interns, (b) any person whose terms and conditions of employment are covered by a collective bargaining agreement, unless such agreement specifically provides that such person is to be considered an Employee for purposes of the Plan and (c) employees of Central Illinois Light Company, and its subsidiaries (collectively "CILCO"), who were hired by CILCO on or before December 31, 1999. The term "Employee" shall include Leased Employees. Notwithstanding the foregoing, if such Leased Employees constitute less than twenty percent of the Employer's nonhighly compensated work force within the meaning of Section 414(n)(1)(C)(ii) of the Code, the term "Employee" shall not include those Leased Employees covered by a plan described in Section 414(n)(5) of the Code.

        2.17 "Employer" shall mean The AES Corporation, a corporation organized under the laws of the State of Delaware; any other organization which has adopted the Plan with the consent of such establishing employer; and any successor of such employer.

        2.18 "Employer Matching Contributions" shall mean matching contributions to the Plan made pursuant to Section 6.2(a) by the Employer during the Plan Year.

        2.19 "Employer Matching Contributions Account" shall mean the account to which Employer Matching Contributions are allocated.

        2.20 "Employer Stock" shall mean common stock (or preferred stock convertible into voting common stock) issued by the Employer (or by a corporation which is a member of the same controlled group) which has a combination of voting power and divided rights equal to or in excess of:

          (a) that class of common stock of the Employer having the greatest voting power; and

          (b) that class of common stock of the Employer having the greatest dividend rights.

        2.21 "Entry Date" shall mean the date an Employee first performs an Hour of Service for the Employer.

        2.22 "Former Participant" shall mean any Employee or former Employee who has ceased to be a Participant and on whose behalf an account is maintained under the Plan.

        2.23 "Highly Compensated Employee" shall mean an Employee of the Employer (a) who at any time during the current Plan Year ("determination year") or the preceding Plan Year ("look-back year") was a "greater than five percent owner" (as defined in Section 12.4(c)(iii)); or (b) who anytime during the preceding Plan Year performs service during the determination year and who, during the look-back year received Compensation from the Employer in excess of $80,000 (as adjusted for increases in the cost of living in accordance with Code Section 415 (d)).

        A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when he separated from service or if such Employee was a Highly Compensated Employee at any time after attaining age 55.

        For purposes of this section, the term "compensation" means compensation within the meaning of Section 415(c)(3) of the Code, increased by elective contributions under a cafeteria plan described in Section 125 of the Code, a qualified cash-or-deferred arrangement described in Section 401(k) of the Code, a simplified employee pension plan within the meaning of Section 401(j) of the Code, or a tax-sheltered annuity within the meaning of Section 403(b) of the Code. For Plan Years beginning after December 31, 1997, the term compensation means compensation as defined in Section 6.11(a).

        2.24 "Leased Employee" means any person (other than an employee of the recipient employer) who pursuant to an agreement between the recipient employer and any leasing organization has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient employer.

        2.25 "Leave of Absence" shall mean any absence from work which shall have been approved by the Employer under uniform rules and regulations.

        2.26 "Military Absence" shall mean absence for any period of military service with the Armed Forces of the United States, provided that the Employee returns to Employment with the Employer within the period during which the Employer would be required to reemploy the Employee under federal law.

        2.27 "Nonhighly Compensated Employee" shall mean an Employee of the Employer who is not a Highly Compensated Employee.

        2.28 "NY Union Participant" shall mean an Employee of AES NY, L.L.C., AES Eastern Energy, L.P., AES Creative Resources, L.P., or related subsidiary, whose terms and conditions of employment are covered by a collective bargaining agreement with the International Brotherhood of Electrical Workers. Notwithstanding the foregoing and solely for purposes of Sections 4.1 and 6.2, a NY Union Participant shall not include an Employee of AES NY, L.L.C., AES Eastern Energy, L.P., AES Creative Resources, L.P., or related subsidiary, (i) whose terms and conditions of employment are covered by a collective bargaining agreement with the International Brotherhood of Electrical Workers, and (ii) who waives participation in the Retirement Benefit Plan for Employees of AES, N.Y., L.L.C. pursuant to the provisions of such Plan, or (iii) otherwise is not eligible to participate in the Retirement Benefit Plan for Employees of AES, N.Y., L.L.C., pursuant to the provisions of such collective bargaining agreement.

        2.29 "Participant" shall mean any Employee of the Employer who becomes a participant in accordance with Section 4 hereof.

        2.30 "Participant Directed Account" shall mean the segregated account maintained for each Participant who has directed pursuant to Section 7.9 that part or all of his interest in the Plan be invested in such investments as the Participant may direct.

        2.31 "Plan" shall mean The AES Corporation Profit Sharing and Stock Ownership Plan, as set forth herein, with any and all supplements and amendments thereto. This Plan is the successor to the

Applied Energy Services, Inc. Employee Stock Ownership Plan, The AES Corporation Employee Profit Sharing Plan, AES Deepwater Division Employee Profit Sharing Plan, AES Beaver Valley Division Employee Profit Sharing Plan and BV Partners Employee Profit Sharing Plan.

        2.32 "Plan Administrator" shall mean the "Administrative Committee" designated in accordance with Section 9.

        2.33 "Plan Year" shall mean the 12-month period ending on the last day of the fiscal year of the Employer, which shall be December 31 of each calendar year.

        2.34 "Profit Sharing Contributions" shall mean the profit sharing contributions to the Plan made pursuant to Section 6.2(b) by the Employer during the Plan Year.

        2.35 "Profit Sharing Contributions Account" shall mean the account to which Profit Sharing Contributions are allocated.

        2.36 "Rollover Contributions" small mean amounts transferred to this Plan by a Participant pursuant to Section 13.2.

        2.37 "Rollover Contributions Account" shall mean the account to which Rollover Contributions are allocated.

        2.38 "Service" for purposes of this Plan document shall be governed by the rules and definitions set forth in Section 3.

        2.39 "Total Disability" shall mean a Participant's permanent and total incapacity of engaging in employment for the Employer as evidenced by the Participant's eligibility for benefits under the Employer's Long Term Disability Plan.

        2.40 "Transferred Contributions" shall mean amounts transferred, pursuant to Section 13.3, with respect to a Participant's interest in a predecessor plan.

        2.41 "Transferred Contributions Account" shall mean the account to which Transferred Contributions are allocated.

        2.42 "Trust" or "Trust Fund" shall mean the fund created by the Employer for purposes of holding and investing contributions made under this Plan.

        2.43 "Trust Agreement" shall mean the agreement of trust entered into between the Employer and the Trustee, with any and all supplements and amendments thereto.

        2.44 "Trustee" shall mean the Trustee named in the Trust Agreement executed by the Employer or any duly appointed successor trustee or trustees.

        2.45 "Valuation Date" shall mean the last day of each calendar quarter and any other date which the Administrative Committee in its discretion may direct on which the net worth of the Trust is determined.

        2.46 "Voluntary Employee Contributions" shall mean amounts contributed by Participants pursuant to the provisions of Section 6.1(b).

        2.47 "Voluntary Employee Contribution Account" shall mean the account to which Voluntary Employee Contributions are allocated.

        2.48 "Year of Vesting Service" shall mean, for periods prior to July 1, 1989, a twelve consecutive month period of service commencing with the Plan Year which includes an Employee's date of hire in which he completes 1,000 Hours of Service. For periods on and after July 1, 1989, "Year of Vesting Service" shall mean a twelve consecutive month period of service commencing with an Employee's date of hire in which he completes 1,000 Hours of Service. An Employee who completes 1,000 Hours in the prior computation period for periods prior to July 1, 1989 as well as the new computation period for periods on an after July 1, 1989 shall be credited with two Years of Vesting Service. Years of Vesting Service shall include service credited under the prior plans as described in Section 2.31.

        In addition to the foregoing definitions, other terms are defined in the several sections constituting the Plan.

SECTION 3

SERVICE FOR VESTING AND PROFIT SHARING CONTRIBUTIONS

        3.1    Total Services

        All of an Employee's Service with the Employer, as an Employee or Participant, as the case may be, shall be taken into account for purposes of the Plan except as expressly provided in this Section 3. Termination of employment for any reason shall be considered as a break in continuity of employment, and the rules set forth in this Section 3 shall be applicable.

        3.2    Break in Service

        An Employee, as an Employee or Participant, shall be charged with a Break in Service for any Plan Year during which he does not complete more than 500 Hours of Service.

        3.3    Service for Vesting

        For purposes of Section 3, the term "Year of Service" means a 12-month period during which an Employee completes not less than 1,000 Hours of Service. For purposes of determining Years of Service and Breaks in Service for purposes of computing an Employee's nonforfeitable right to his Accrued Benefit derived from Employer contributions made to his Employer Matching Contributions Account and Profit Sharing Contributions Account, the twelve (12) month period will commence on the first day of the Plan Year coincident with or preceding an Employee's date of hire and on the first day of each subsequent Plan Year.

        3.4    Aggregation of Years of Service for Vesting

        In the case of a Participant who has five (5) consecutive 1-year Breaks in Service, all years of service after such Breaks in Service will be disregarded for the purpose of vesting the Employer-derived account balance that accrued before such breaks, but both pre-break and post-break service will count for the purposes of vesting the Employer-derived account balance that accrues after such breaks. Both accounts will share in the earnings and losses of the fund.

        In the case of a Participant who does not have five (5) consecutive 1-year Breaks in Service, both the pre-break and post-break service will count in vesting both the pre-break and post-break Employer-derived account balance.

        3.5    Service for Profit Sharing Contributions

        For purposes of eligibility to receive an Employer Profit Sharing Contribution, as described in Section 6.2(b), a Participant must be working at an annualized rate of 1,000 Hours of Service during the first Plan Year that includes his Entry Date, and a Participant must complete 1,000 Hours of Service in a subsequent Plan Year. In the case of a Participant (other than a NY Union Participant) who was employed by New York State Electric & Gas Corporation and who became a Participant on May 14, 1999, due to the Employer's acquisition of certain assets of New York State Electric & Gas Corporation, such Participant's service from January 1 to May 13, 1999, with New York State & Electric Gas Corporation shall be taken into account in determining whether such Participant was working at an annualized rate of 1,000 Hours of Service during the first Plan Year that includes his Entry Date. The above requirements shall not apply to Employer Matching Contributions in any event or to Employer Profit Sharing Contributions in the year of retirement, death or disability.

        3.6    Hour(s) of Service

        For purposes of Sections 3.3 and 3.5 (Service for Vesting and Service for Profit Sharing Contributions), an Employee, as an Employee or as a Participant, shall be credited with an Hour of Service for each hour for which:

          (a) He is directly or indirectly paid by, or entitled to payment from, the Employer for performing duties during the applicable 12-month period.

          (b) Back pay, irrespective of mitigation of damages, has either been awarded or agreed to by the Employer. These Hours of Service shall be credited with respect to the applicable 12-month period to which the award or agreement or payment pertains, rather than the 12-month period in which the award, agreement or payment is made.

          (c) He is absent from work with the approval of the Employer by reason of sickness or disability of himself or his family, or on authorized vacation or jury duty; provided, however, that neither periods of absence nor periods following termination of employment during which Participant is receiving or eligible or entitled to receive workmen's (worker's) compensation, unemployment compensation or disability insurance benefits under the laws of any state or other unit of government shall be credited as Hours of Service for any purposes of this Plan, and provided, further, that no Hours of Service shall be credited to an Employee for any purpose of this Plan for a payment made to the Employee, either directly or indirectly, by the Employer which payment solely reimburses the Employee for medical or medically related expenses incurred by him.

          (d) He is on paid Leave of Absence; provided, however, that not more than 501 Hours of Service shall be credited to an Employee for any one continuous period of Leave of Absence.

          (e) The determination of the number of Hours of Service to be credited to the member under subparagraphs (c) and (d), above shall, in the case of hourly paid Employees, be in accordance with the provisions of paragraphs (b) and (c) of Department of Labor Regulations Section 2530.200b-2, which is incorporated herein by reference. For nonhourly paid Employees, as Employees or Participants, Hours of Service shall be credited on the basis of 8 hours per day, 40 hours per week, with either 125 workdays or 25 workweeks completed in an applicable 12-month period constituting 1,000 Hours of Service.

          (f) Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code) or a group of trades or business under common control (under Section 414(c) of the Code), of which the Employer is a member.

          (g) Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Section 414(n) of the Code.

          (h) Solely for purposes of determining whether a Break in Service, as defined in Section 3.2, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or (2) in all other cases, in the following computation period.

          (i) An Employee or Participant shall not be credited with Hours of Service under subparagraphs (a), (b), (c), (d), (f), (g) and (h) for the same period of service.

        3.7    Hours of Service for Break in Service

        For purposes of Section 3.2, in determining whether an Employee or Participant has completed more than 500 Hours of Service in any Plan Year, the Employee shall, in addition to being credited with Hours of Service pursuant to Section 3.6, be credited with Hours of Service for periods during which he is:

          (a) on an unpaid leave of absence which is authorized by the Employer;

          (b) temporarily laid off, provided, however, that no additional Hours of Service shall be credited to the Participant after 12 consecutive calendar months of layoff; or

          (c) absent due to service in the Armed Forces of the United States, provided, however, that the Participant shall have returned to Employment with the Employer within 90 days after the termination of such service or within such longer period as his Employment rights are protected by law.

SECTION 4

PARTICIPATION

        4.1    Eligibility

        Each Employee shall be eligible to become a Participant in the Plan on the Entry Date following employment. Participation in the Plan shall commence upon receipt by the Administrative Committee of the Employee's enrollment form as described in Section 6 and as provided for in procedures established by the Administrative Committee. Notwithstanding the foregoing and any other provision of this Plan to the contrary, a NY Union Participant shall be eligible to be a Participant in the Plan solely for purposes of making Elective Contributions pursuant to Section 6.1(a), receiving the Employer Matching Contribution described in Section 6.2(a)(ii) and making Rollover Contributions pursuant to Section13.2. A NY Union Participant shall not be eligible for Employer Profit Sharing Contributions made pursuant to Section 6.2(b). Notwithstanding the foregoing and any other provision of this Plan to the contrary, employees of Hemphill P&L Co. GP and Whitefield P&L Co. GP shall be eligible to be a Participant in the Plan solely for purposes of making Elective Contributions pursuant to Section 6.1(a), receiving the Employer Matching Contribution described in Section 6.2(a)(i) and making Rollover Contributions pursuant to Section 13.2. Employees of Hemphill P&L Co. GP and Whitefield P&L Co. GP shall not be eligible for Employer Profit Sharing Contributions made pursuant to Section 6.2(b).

        4.2    Compensation During Absence or in Year of Retirement, Disability or Death

        In the case of any Participant who retires, becomes disabled or dies during a Plan Year, Compensation paid or accrued to such Participant by the Employer during such Plan Year shall be included in computing the Employer's maximum contribution for such year under Section 6, and in any Plan Year in which such Participant is paid Compensation by the Employer and he contributes to the Plan throughout the Plan Year, he shall be included on the schedule to be furnished pursuant to Section 7.1. In no event, however, shall an Employee of the Employer be entitled to share in the contribution of the Employer in any Plan Year in which he does not receive Compensation from the Employer or in which he elected not to participate in the Plan.

        4.3    Compensation in Year of Termination of Employment

        Should the employment of an Employee be terminated under circumstances other than provided in Sections 8.1, 8.3 and 8.4, he shall not be entitled to receive any allocation of Employer contributions for the Plan Year unless the requirements of Section 3.5 have been met.

        4.4    Election Not to Participate -Withdrawal From Participation

        No Employee shall be required to participate in the Plan, and any Participant may withdraw from participation. An Employee who does not want to participate in the Plan, or a Participant who desires to withdraw from participation, shall notify the Administrative Committee in writing of his election not to participate or of his withdrawal from participation. The election not to participate or withdrawal from participation shall be effective commencing on the January 1, April 1, July 1 or October 1 next following the Participant's notification of withdrawal to the Administrative Committee.

        4.5    Reparticipation

        An Employee who declined to participate or who withdrew from participation in the Plan may become an active Participant by notifying the Administrative Committee in writing of his desire to participate or reparticipate in the Plan and by furnishing the Administrative Committee with an enrollment form. Such participation shall commence or recommence on the first day of the next succeeding Plan Year by submitting his written application to the Administrative Committee pursuant to Section 4.1.

        4.6    Suspension From Participation

        If an Employee receives a hardship withdrawal pursuant to Section 8.13 under circumstances in which such Employee's participation in the Plan must be suspended, the Employee shall be suspended from participation in the Plan for a period of six months (12 months for hardship distributions occurring before January 1, 2002) following the month in which the hardship distribution is made. Elective Deferrals and Voluntary Employee Contributions pursuant to Sections 6.1(a) and (b) will not be permitted during the period of the suspension. Following the period of the suspension, maximum Elective Contributions pursuant to Section 6.1(a) for the Employee's taxable year immediately following the taxable year of the hardship distribution will be reduced by the amount of the Employee's Elective Contributions in the taxable year of the hardship withdrawal.

SECTION 5

COMPENSATION

        5.1    Compensation—Participation on Effective Date

        For purposes of the contribution by the Employer pursuant to Section 6.2 for the first Plan Year, the amount of Compensation earned by Employees who become Participants on the Effective Date shall be that amount of Compensation, as defined in Section 2.4, earned during the first Plan Year.

        5.2    Compensation—Participation Subsequent to Effective Date

        The amount of Compensation earned by a Participant during each Plan Year of Participation, including the first such Plan Year, shall be used to determine the maximum amount of Employer contributions to be allocated to his account for that Plan Year pursuant to Section 6.2.

        5.3    Compensation—Year of Termination of Employment or Withdrawal From Participation

        If the Employment of a Participant is terminated prior to satisfying the requirements of Section 3.5, under circumstances other than as provided in Sections 8.1, 8.3 and 8.4, or if a Participant withdraws from participation prior to the last day of the Plan Year pursuant to Section 4.4 without first satisfying the requirements of Section 3.5, he shall not be entitled to share in the Employer Profit Sharing Contributions for the Plan Year pursuant to Section 6.2(b).

SECTION 6

CONTRIBUTIONS TO THE PLAN

        6.1    Savings Plan

          (a)    Elective Contributions.    Commencing with the initial Plan Year and for each Plan Year of the Employer thereafter, except as provided in Section 4.6, a Participant may elect to contribute from 1% to 20% of his Compensation to the Plan; provided, however, no Employee shall be permitted to have Elective Contributions made under this Plan during any calendar year in excess of $9,240 multiplied by the Adjustment Factor as provided by the Secretary of the Treasury, and no Employee who has been suspended from the Plan pursuant to Section 4.6 shall be eligible to make Elective Contributions during the period of the suspension. The Participant's election shall be included in his Elective Contribution Agreement filed with the Plan Administrator. Except as otherwise provided, the Elective Contribution Rate designated by the Participant shall remain in effect for the duration of the Plan Year and each succeeding Plan Year unless otherwise changed or revoked in accordance with this Section 6.1(a). A Participant may change his Elective Contribution Rate by filing with the Plan Administrator a notice or election (in such written, electronic or other form as the Plan Administrator shall provide) which shall specify the future payroll period on which the election or change is to be effective; provided that the notice shall be filed sufficiently in advance of such future payroll period in accordance with the procedures established by the Plan Administrator. However, any such change may not be made retroactively. All Elective Contributions made pursuant to this Section 6.1(a) shall be fully and immediately vested at all times and shall not be subject to forfeiture for any reason.

          No Participant shall be permitted to have Elective Contributions made under this Plan or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code for such taxable year.

          A Participant may not make withdrawals from his Elective Contribution Account prior to Early Retirement Date or Normal Retirement Date, except in the event of hardship, attainment of age 59 1/2, termination of employment, death or disability as described in Section 7.

          (b)    Voluntary Employee Contributions.    In addition to the contribution made by a Participant pursuant to the provisions of Section 6.1(a), each Participant may contribute an additional amount to the Plan, subject to the limitations of Section 6.11, provided that such Participant is not suspended from the Plan during such period pursuant to Section 4.6. All Voluntary Employee Contributions made pursuant to this Section 6.1(b) shall be fully and immediately vested at all times and shall not be subject to forfeiture for any reason. An election to change or cease making Voluntary Employee Contributions may be made by filing with the Plan Administrator a notice or election (in such written, electronic or other form as the Plan Administrator shall provide) which shall specify the future payroll period on which the election or change is to be effective; provided that the notice shall be filed sufficiently in advance of such future payroll period in accordance with the procedures established by the Plan Administrator. However, any such change may not be made retroactively. Voluntary Employee Contributions may be made by payroll deduction or by lump-sum payments, provided that the Plan Administrator must first determine the extent to which lump-sum payments may be made; the lump-sum contribution must not be less than $100, and not more than one lump-sum contribution may be made during any three-month period. The provision of this subsection shall be administered by the Plan Administrator in a uniform nondiscriminatory manner.

          (c)    EGTRRA Catch-Up Contributions.    On or before October 1, 2002, as determined by the Administrative Committee, Participants who are eligible to make Elective under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. This section shall apply to contributions after December 31, 2001.

          (d) Effective February 3, 1997, all Elective Contributions and Voluntary Employee Contributions made by Participants shall be transferred to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, and in any event not later than 15 business days following the end of the month that includes the date such contributions are deducted from Participant's Compensation.

        6.2    Employer Contributions

          (a)    Employer Matching Contributions.    (i) For each Plan Year, the Employer will contribute Employer Stock for such Plan Year equal to the stock value equivalent of each $1.00 contributed by Plan Participants (other than NY Union Participants), pursuant to Sections 6.1(a) and 6.1(b), up to a maximum of 5.0% of each Participant's Compensation. The Employer Matching Contribution made pursuant to this Section 6.2(a)(i) shall be immediately 100% vested (as provided in Section 7.5(b)); shall be subject to the distribution limitations described in Section 401(k)(12)(E)(i) of the Code; and shall be a safe harbor matching contribution as described in Sections 401(k)(12) and 401(m)(11) of the Code and Section 6.5.

          Notwithstanding the foregoing provisions of this Section 6.2(a), effective January 1, 2002, the Employer will contribute Employer Stock equal to the stock value equivalent of each $1.00 contributed by Plan Participants (other than NY Union Participants), pursuant to Sections 6.1(a) and 6.1(b), up to a maximum of 5.0% of each Participant's Compensation for each pay period. For purposes of this Section 6.2(a)(i), "pay period" means the pay period adopted by the Employer for payment of wages or salaries.

          (ii) Effective May 14, 1999, for each Plan Year, the Employer will contribute Employer Stock for such Plan Year equal to 25% of the stock value equivalent of each $1.00 contributed by NY Union Participants, pursuant to Section 6.1(a), up to a maximum of 1.5% of such NY Union Participants' annualized base wage (regular hourly rate × 2080 hours) as of January 1 of the applicable Plan Year. The Employer Stock matching contribution for the period May 14, 1999, to December 31, 1999, made on behalf of a NY Union Participant who was a participant in the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees ("NYSEG Savings Plan") shall be reduced by the amount, if any, of the employer matching contribution made on behalf of such NY Union Participant to the NYSEG Savings Plan for the period January 1, 1999, to May 13, 1999.

        If a NY Union Participant was not an Employee on January 1, annualized base wage for that Plan Year will be determined as the date such Employee first performs an Hour of Service for AES NY, L.L.C. A NY Union Participant who became a Participant on May 14, 1999, and who was an employee of New York State Electric Gas & Electric Corporation on May 13, 1999, shall have his annualized base wage determined as of May 14, 1999.

          (b)    Profit Sharing Contributions.    For each Plan Year, the Employer will contribute Employer Stock to the Trust in an additional amount to the extent that the Employer, in its discretion, may direct. Such amounts shall be deemed to be Profit Sharing Contributions which shall be allocated to the accounts of Plan Participants (other than NY Union Participants and such other Participants excluded pursuant to Section 4.1) on the basis that the Compensation of each Participant bears to the Compensation of all Plan Participants (other than NY Union Participants and such other Participants excluded pursuant to Section 4.1).

        6.3    Distribution of Excess Deferrals

          Notwithstanding any other provision of the Plan, Excess Deferral Amounts and income allocable thereto shall be distributed no later than April 15 to Participants who claim such allocable Excess Deferral Amounts for the preceding calendar year.

          (a) For purposes of this Section, "Excess Deferral Amount" shall mean the amount of Elective Contributions for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth below.

          The Participant's claim shall be in writing, shall be submitted to the Plan Administrator no later than March 1 shall specify the Participant's Excess Deferral Amount for the preceding calendar year and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code, exceeds the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred.

          (b) The Excess Deferral Amount distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferral, shall in no event be less than the lesser of the Participant's account under the Plan or the Participant's Elective Contributions for the Plan Year.

        6.4    Limitations on Contributions Prior to January 1, 1999

        The limitations provided for in this Section 6.4 shall apply to all Elective Contributions, Employer Matching Contributions and Voluntary Employee Contributions made to the Plan on account of Plan Years beginning prior to January 1, 1999.

          (a)    Limitations on Elective Contributions.    Elective Contributions made by a Participant pursuant to Section 6.1(a) shall be subject to the conditions described below. Pursuant to Reg. Section 1.401(k)-1(g)(11)(ii)(B), these conditions shall be applied separately to those Participants whose terms and conditions of employment are covered by a collective bargaining agreement. The Employer may choose to apply the option in Reg. Section 1.401(k)-1(g)(11)(ii)(B) regarding treating two or more separate collective bargaining units as a single bargaining unit.

  (i)
  The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

  (ii)
  the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by two (2), provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

          (b)    Special Rules.    For purposes of Section 6.4(a), the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Contributions allocated to his account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such Elective Contributions were made under a single arrangement.

          An Elective Contribution shall be taken into account in determining the Actual Deferral Percentage test for the Plan Year only if it is allocated to the Participant as of a date within that Plan Year; provided that for this purpose, an Elective Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Elective Contribution is actually paid to the Trust no later than 12 months after the Plan Year to which the Contribution relates. An Elective Contribution for the purposes of this Section must relate to compensation that either would have been received by the Participant in the Plan Year (but for the deferral election) or is attributable to services performed by the Participant in the Plan Year and would have been received by the Employer with 2 1/2 months after the close of the Plan Year (but for the deferral election).

          The determination and treatment of the Elective Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          (c)    Distribution of Excess Contributions.    The Administrative Committee shall determine after the end of the Plan Year whether the Actual Deferral Percentage results satisfy either of the tests contained in paragraph (a) above. If neither test is satisfied, the excess amount for each Highly Compensated Employee (the "Excess Contributions") shall be distributed to the Highly Compensated Employee (together with any income allocable thereto) within twelve months following the Plan Year for which the Excess Contributions were made. The income allocable to excess contributions shall include income for the Plan Year for which the excess contributions were made.

          The excess amount shall be determined for each Highly Compensated Employee by determining the maximum Actual Deferral Percentage that Highly Compensated Employees may defer under the tests contained in paragraph (a) above, and then reducing the Actual Deferral Percentage of those Participants whose Actual Deferral Percentage exceeds that maximum by an amount of sufficient size to reduce the overall Actual Deferral Percentage for Highly Compensated Employees to a level such that one of the tests contained in paragraph (a) above shall be satisfied. The excess amount shall be distributed in a fashion such that the Actual Deferral Percentage of the affected Participants who have the highest amount of Elective Contributions is equal to the dollar amount of the Highly Compensated Employee with the next highest dollar amount of Elective Contributions and continuing in succeeding order until all Excess Contributions are distributed.

          The income allocable to Excess Contributions shall be determined by multiplying income allocable to the Participant's Elective Deferrals for the Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the Participant for the Plan Year and the denominator of which is the sum of the Participant's account balance attributable to Elective Contributions as of the beginning of the Plan Year plus the Participant's Elective Contributions for the Plan Year.

          The Excess Contributions which would otherwise be distributed to the Participant shall be adjusted for income; shall be reduced, in accordance with regulations, by the amount of Excess Deferrals distributed to the Participant; and shall, if there is a loss allocable to the Excess Contributions, in no event be less than the lesser of the Participant's account under the Plan or the Participant's Elective Contributions for the Plan Year.

          (d)    Limitations on Voluntary Employee Contributions and Employer Matching Contributions.    Voluntary Employee Contributions made by a Participant (other a Participant whose terms and conditions of employment are covered by a collective bargaining agreement) pursuant to Section 6.1(b) and Employer Matching Contributions made on behalf of a Participant pursuant to Section 6.2(a)(i) (other than a Participant whose terms and conditions of employment are covered by a collective bargaining agreement) shall be subject to the conditions described below. Pursuant to Reg. Section 1.401(m)-1(a)(3), the Voluntary Employee Contributions made by and Employer Matching Contributions made on behalf of, a Participant whose terms and conditions of employment are covered by a collective bargaining agreement automatically satisfy the nondiscrimination requirements of Section 401(m) of the Code.

  (i)
  The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

  (ii)
  the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by two (2), provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

          (e)    Special Rules.    For purposes of Section 6.4(d), the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Voluntary Employee Contributions, or to receive Employer Matching Contributions or Elective Contributions allocated to his account under two or more plans or arrangements described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer, shall be determined as if all such contributions were made to a single plan.

        In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then Section 6.4(d) shall be applied by determining the Average Contribution Percentages of Eligible Participants as if all such plans were a single plan.

        The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          (f)    Distribution of Excess Aggregate Contributions.    The Administrative Committee shall determine after the end of the Plan Year whether the Average Contribution Percentage results satisfy either of the tests contained in paragraph (d) above. If neither test is satisfied, the excess amount (the "Excess Aggregate Contributions") for each Highly Compensated Employee (together with any income allocable thereto) shall be forfeited, if otherwise forfeitable under the terms of this Plan, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year.

          The excess amount shall be determined for each Highly Compensated Employee by determining the maximum Contribution Percentage that Highly Compensated Employees may elect under the tests contained in paragraph (d) above, and then reducing the Contribution Percentage of those Participants whose Contribution Percentage exceeds that maximum by an amount of sufficient size to reduce the overall Contribution Percentage for Highly Compensated Employees to a level such that one of the tests contained in paragraph (d) above shall be satisfied. The excess amount shall be distributed in a fashion such that the Contribution Percentage of the affected Participants who have the highest amount of Voluntary Employee Contributions and Employer Matching Contributions is equal to the dollar amount of the Highly Compensated Employee with the next highest dollar amount of Voluntary Employee Contributions and Employer Matching Contributions and continuing in succeeding order until all Excess Aggregate Contributions are distributed.

          The income allocable to Excess Aggregate Contributions shall be determined by multiplying income allocable to the Participant's Voluntary Employee Contributions and Employer Matching Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the Plan Year and the denominator of which is the sum of the Participant's account balances attributable to Voluntary Employee Contributions and Employer Matching Contributions as of the beginning of the Plan Year plus the Participant's Voluntary Employee Contributions and Employer Matching Contributions for the Plan Year.

          The Excess Aggregate Contributions to be distributed to the Participant shall be adjusted for income and, if there is a loss allocable to the Excess Aggregate Contribution, shall in no event be less than the lesser of the Participant's account under the Plan or the Participant's Voluntary Employee Contributions and Employer Matching Contributions for the Plan Year.

          Excess Aggregate Contributions to be distributed to the Participant shall be distributed from the Participant's Voluntary Employee Contributions Account. The corresponding Employer Matching Contributions shall be forfeited.

          Amounts distributed under this Section 6.4(f) shall first be treated as distributions from the Participant's Voluntary Employee Contributions Account and shall be treated as distributed from the Participant's Employer Matching Contributions Account only to the extent such Excess Aggregate Contributions exceed the Participant's Voluntary Contributions for the Plan Year.

          (g)    Allocation of Forfeitures.    Amounts forfeited by Highly Compensated Employees under Section 6.4(f) shall be:

  (i)
  Treated as Annual Additions under Section 6.11 of this Plan and either;

  (ii)
  Applied to increase the Account balances of other Participants; or

  (iii)
  Allocated, after all other forfeitures under the Plan, and subject to Section 6.11(f), to the same Participants and in the same manner as such other forfeitures of Employer Matching Contributions are allocated to other Participants under the Plan.

          Notwithstanding the foregoing, no forfeitures arising under Section 6.11(f) shall be allocated to the account of any Highly Compensated Employee.

          (h)    Test for Multiple Use of Alternative Limitation.    The Plan hereby incorporates by reference the provisions of Section 1.401(m)—2(b) of the Regulations relating to the test for multiple use of the alternative limitation.

          (i)    Alternative Percentage Test.    In the event that the actual deferral percentage for the Highly Compensated Employees for any Plan Year is more than the actual deferral percentage for all other Eligible Employees multiplied by 125% and the actual contribution percentage for Highly Compensated Employees for the same Plan Year is more than the actual contribution percentage for all other Eligible Employees multiplied by 125%, then the sum of the actual deferral percentage for Highly Compensated Employees plus the actual contribution percentage for Highly Compensated Employees for such Plan Year may not exceed the greater of:

        (A) the sum of:

          (1) the greater of

            (a) the actual deferral percentage for all other Eligible Employees and

            (b) the actual contribution percentage for all other Eligible Employees multiplied by 125%, plus

            (2) the lesser of

            (a) the actual deferral percentage for all other Eligible Employees and

            (b) the actual contribution percentage for all other Eligible Employees plus two percentage points, but not in excess of 200% of the lesser of (2)(a) or (2)(b) above, or

        (B) the sum of:

          (1) the lesser of

            (a) the actual deferral percentage for all other Eligible Employees and

            (b) the actual contribution percentage for all other Eligible Employees multiplied by 125%, plus

            (2) the greater of

            (a) the actual deferral percentage for all other Eligible Employees and

            (b) the actual contribution percentage for all other Eligible Employees plus two percentage points, but not in excess of 200% of the lesser of (2)(a) or (2)(b) above.

          In the event the sum of the actual deferral percentage for Highly Compensated Employees plus the actual contribution percentage for Highly Compensated Employees exceeds the amount set forth in this Section 6.4, the actual contribution percentage for the Highly Compensated Employees shall be reduced in accordance with Section 6.4 (f). If this reduction is not sufficient to satisfy this Section 6.4(i), then the actual deferral percentage for the Highly Compensated Employees shall be reduced in the manner provided in Section 6.4(c), until such excess no longer exists.

        6.5    Code Section 401(k) and 401(m) Safe Harbor Contributions Effective January 1, 1999

        Effective January 1, 1999, the Employer Matching Contribution described in Section 6.2(a)(i) is designed to meet the safe harbor requirements of Sections 401(k)(12) and 401(m)(11) of the Code. Accordingly, the Plan is designed to meet the nondiscrimination requirements applicable to Elective Contributions and Employer Matching Contributions for all Participants (other than NY Union Participants).

        In addition to the Employer Matching Contribution described in Section 6.2(a)(i), in order to satisfy the safe harbor requirements of Sections 401(k)(12) and 401(m)(11) of the Code, the Employer shall provide each Eligible Participant (other than a NY Union Participant), at least 30 days, but not more than 90 days, before the beginning of the Plan Year, a notice of such Participant's rights and obligations under the Plan. The notice shall be sufficiently accurate and comprehensive to inform the

Eligible Participant of such rights and obligations and shall be written in a manner calculated to be understood by the average Eligible Participant.

        6.6    Limitation on Elective Contributions for NY Union Participants On Or After January 1, 1999

        Since NY Union Participants are not eligible for the "safe harbor" Employer Matching Contribution described in Sections 6.2(a)(i) and 6.5 and, as further required by Reg. Section 1.401(k)-1(g)(11)(ii)(B), Elective Contributions made by NY Union Participants, pursuant to Section 6.1(a) on or after January 1, 1999, shall be subject to the following conditions:

          (a)    Limitations on Elective Contributions.    Elective Contributions made by a Participant pursuant to Section 6.1(a) shall be subject to the following conditions:

  (i)
  The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

  (ii)
  the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by two (2), provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

          (b)    Special Rules.    For purposes of Section 6.6(a), the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Contributions allocated to his account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such Elective Contributions were made under a single arrangement.

        An Elective Contribution shall be taken into account in determining the Actual Deferral Percentage test for the Plan Year only if it is allocated to the Participant as of a date within that Plan Year; provided that for this purpose, an Elective Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Elective Contribution is actually paid to the Trust no later than 12 months after the Plan Year to which the Contribution relates. An Elective Contribution for the purposes of this Section must relate to compensation that either would have been received by the Participant in the Plan Year (but for the deferral election) or is attributable to services performed by the Participant in the Plan Year and would have been received by the Employer with 2 1/2 months after the close of the Plan Year (but for the deferral election).

        The determination and treatment of the Elective Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          (c)    Distribution of Excess Contributions.    The Administrative Committee shall determine after the end of the Plan Year whether the Actual Deferral Percentage results satisfy either of the tests contained in paragraph (a) above. If neither test is satisfied, the excess amount for each Highly Compensated Employee (the "Excess Contributions") shall be distributed to the Highly Compensated Employee (together with any income allocable thereto) within twelve months following the Plan Year for which the Excess Contributions were made. The income allocable to excess contributions shall include income for the Plan Year for which the excess contributions were made.

        The excess amount shall be determined for each Highly Compensated Employee by determining the maximum Actual Deferral Percentage that Highly Compensated Employees may defer under the tests contained in paragraph (a) above, and then reducing the Actual Deferral Percentage of those Participants whose Actual Deferral Percentage exceeds that maximum by an amount of sufficient size to reduce the overall Actual Deferral Percentage for Highly Compensated Employees to a level such that one of the tests contained in paragraph (a) above shall be satisfied. The excess amount shall be distributed in a fashion such that the Actual Deferral Percentage of the affected Participants who have the highest amount of Elective Contributions is equal to the dollar amount of the Highly Compensated Employee with the next highest dollar amount of Elective Contributions and continuing in succeeding order until all Excess Contributions are distributed.

        The income allocable to Excess Contributions shall be determined by multiplying income allocable to the Participant's Elective Deferrals for the Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the Participant for the Plan Year and the denominator of which is the sum of the Participant's account balance attributable to Elective Contributions as of the beginning of the Plan Year plus the Participant's Elective Contributions for the Plan Year.

        The Excess Contributions which would otherwise be distributed to the Participant shall be adjusted for income; shall be reduced, in accordance with regulations, by the amount of Excess Deferrals distributed to the Participant; and shall, if there is a loss allocable to the Excess Contributions, in no event be less than the lesser of the Participant's account under the Plan or the Participant's Elective Contributions for the Plan Year.

        6.7    Limitations on Voluntary Employee Contributions On Or After January 1, 1999

        Voluntary Employee Contributions made by a Participant (other than a Participant whose terms and conditions of employment are subject to a collective bargaining agreement) pursuant to Section 6.1(b) on account of Plan Years beginning on or after January 1, 1999 shall be subject to the limitations described in this Section 6.7. Pursuant to Reg. Section 1.401(m)-1(a)(3), these limitations shall not apply to Voluntary Employee Contributions made by a Participant whose terms and conditions of employment are subject to a collective bargaining agreement.

          (a)    Limitations on Voluntary Employee Contributions.    Voluntary Employee Contributions made by a Participant pursuant to Section 6.1(b)) shall be subject to the following conditions:

  (i)
  The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

  (ii)
  the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by two (2), provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

          (b)    Special Rules.    For purposes of Section 6.7(a), the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Voluntary Employee Contributions, allocated to his account under two or more plans or arrangements described in Section 401(a) of the Code of the Code that are maintained by the Employer or an Affiliated Employer, shall be determined as if all such contributions were made to a single plan.

        In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then Section 6.7(a) shall be applied by determining the Average Contribution Percentages of Eligible Participants as if all such plans were a single plan.

        The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          (c)    Distribution of Excess Aggregate Contributions.    The Administrative Committee shall determine after the end of the Plan Year whether the Average Contribution Percentage results satisfy either of the tests contained in paragraph (a) above. If neither test is satisfied, the excess amount (the "Excess Aggregate Contributions") for each Highly Compensated Employee (together with any income allocable thereto) shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year.

        The excess amount shall be determined for each Highly Compensated Employee by determining the maximum Contribution Percentage that Highly Compensated Employees may elect under the tests contained in paragraph (a) above, and then reducing the Contribution Percentage of those Participants whose Contribution Percentage exceeds that maximum by an amount of sufficient size to reduce the overall Contribution Percentage for Highly Compensated Employees to a level such that one of the tests contained in paragraph (a) above shall be satisfied. The excess amount shall be distributed in a fashion such that the Contribution Percentage of the affected Participants who have the highest amount of Voluntary Employee Contributions is equal to the dollar amount of the Highly Compensated Employee with the next highest dollar amount of Voluntary Employee Contributions and continuing in succeeding order until all Excess Aggregate Contributions are distributed.

        The income allocable to Excess Aggregate Contributions shall be determined by multiplying income allocable to the Participant's Voluntary Employee Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the Plan Year and the denominator of which is the sum of the Participant's account balances attributable to Voluntary Employee Contributions as of the beginning of the Plan Year plus the Participant's Voluntary Employee Contributions for the Plan Year.

        The Excess Aggregate Contributions to be distributed to the Participant shall be adjusted for income and, if there is a loss allocable to the Excess Aggregate Contribution, shall in no event be less than the lesser of the Participant's account under the Plan or the Participant's Voluntary Employee Contributions for the Plan Year.

        Excess Aggregate Contributions to be distributed to the Participant shall be distributed from the Participant's Voluntary Employee Contributions Account.

        6.8    Payroll Deduction

        Participants' contributions shall be effected by payroll deductions made from pay on a pre-tax or after-tax basis, as applicable, in respect of the pay period for each Participant designated by the Administrative Committee. The amount of payroll deductions so made shall be transferred to the Trustee, and such amounts shall be allocated by the Trustee to each Participant's accounts when received.

        All such deductions and payments shall be reported to the Administrative Committee and shall be credited to the proper account or accounts of each Participant on the records maintained by the Administrative Committee.

        6.9    Payment of Contributions

        The Employer's contribution to the Plan for each Plan Year shall be made within the time required by law in order to obtain a deduction of the amount of such payment for federal income tax purposes for such Plan Year, as determined under applicable provisions of the Internal Revenue Code as now in effect or as the same may hereafter be amended.

        6.10    Delay in Payments

        In the event of any delay in payment or in determination of the amount to be paid, the Employer shall nevertheless pay to the Trustee the contribution as determined by the Employer as provided above as soon as may be practicable, and any such delay shall not be considered as any modification of the Employer's obligation to contribute the amount so determined.

        6.11    Overall Limitation on Contributions

        For each Plan Year (which shall also be the "limitation year") beginning on or after January 1, 1995, the annual additions to a Participant's account shall not exceed the lesser of the Defined Contribution Dollar Limitation (subject to annual cost of living adjustments as authorized by regulation of the Secretary of the Treasury) or twenty-five percent (25%) of the Participant's compensation from the Employer for that Plan Year. As used in this Section 6.11 and Section 6.12:

          (a) "Compensation" shall mean all compensation received by the Participant from the Employer, without limitation, except for the value of contributions to this Plan and the value of other so-called fringe benefits, to the extent that the value of those benefits is not taxable to the Participant. "Compensation' shall also exclude the following:

  (i)
  Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

  (ii)
  Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk or forfeiture;

  (iii)
  Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

  (iv)
  Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

        Effective January 1, 1998, compensation shall include any elective deferral (as defined in Section 402(g)(3) of the Code) and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Sections 125 or 457 of the Code. Effective January 1, 2001, compensation shall also include salary reduction amounts under a Section 132(f)(4) of the Code qualified transportation fringe benefit program.

          (b) "annual additions" shall mean the sum of:

  (i)
  Employer contributions,

  (ii)
  Employee contributions,

  (iii)
  Forfeitures, and

  (iv)
  Amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code.

          (c) The compensation limitation referred to in Section 6.11(a) shall not apply to:

  (i)
  Any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or

  (ii)
  Any amount otherwise treated as an Annual Addition under Section 415(l)(1) of the Code.

          (d) For purposes of this Section 6.11, "Defined Contribution Dollar Limitation" shall mean $30,000. If a short limitation year is created because of an amendment changing the limitation year to a different 12 consecutive month period, the maximum permissible amount will not exceed $30,000 multiplied by the following fraction:

Number of months in the short limitation year
12

          For purposes of Sections 6.11 and 6.12, all defined contribution plans of the Employer, terminated or not, shall be considered as one plan.

          (e) If the Participant does not participate in, and has never participated in, another qualified plan or a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the adopting Employer, the amount of annual additions which may be credited to the Participant's account for any limitation year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

          (f) Prior to determining the Participant's actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's compensation for the limitation year, uniformly determined for all Participants similarly situated.

          (g) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

          (h) If there is an excess amount, the excess will be disposed of as follows:

(1)
Any nondeductible voluntary employee contributions, to the extent they would reduce the excess amount, will be returned to the Participant;

(2)
If after the application of paragraph (1) an excess amount still exists, any Elective Contributions (including earnings thereon), to the extent they would reduce the excess amount, will be returned to the Participant.

(3)
If after the application of paragraphs (1) and (2) an excess amount still exists, and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant's account will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next limitation year, and each succeeding limitation year if necessary;

(4)
If after the application of paragraphs (1) and (2) an excess amount still exists, and the Participant is not covered by the Plan at the end of the limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future

  Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary;

(5)
If a suspense account is in existence at any time during the limitation year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses.

          (i) This Section applies if, in addition to this plan, the Participant is covered under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer during any limitation year. The annual additions which may be credited to a Participant's account under this Plan for any such limitation year will not exceed the maximum permissible amount reduced by the annual additions credited to a Participant's account under the welfare benefit funds for the same limitation year. If the annual additions with respect to the Participant under welfare benefit funds maintained by the Employer are less than the maximum permissible amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all funds for the limitation year will equal the maximum permissible amount. If the annual additions with respect to the Participant under such welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant's account under this Plan for the limitation year.

          (j) Prior to determining the Participant's actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant in the manner described in Section 6.11(f).

          (k) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

          (l) If, pursuant to Section 6.11(k), a Participant's annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund will be deemed to have been allocated first regardless of the actual allocation date.

          (m) If an excess amount was allocated to a Participant on an Allocation Date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of:

  (i)
  the total excess amount allocated as of such date, times

  (ii)
  the ratio of (a) the annual additions allocated to the Participant for the limitation year as of such date under this Plan to (b) the total annual additions allocated to the Participant for the limitation year as of such date under this and all the other qualified master or prototype defined contribution plans.

          (n) Any excess amount attributed to this Plan will be disposed in the manner described in Section 6.11(f).

        6.12    Maximum Limitation—More Than One Plan

        Effective for Plan Years beginning prior to January 1, 2000, where an individual is a Participant in both a tax-qualified defined benefit retirement plan and a tax-qualified defined contribution retirement plan maintained by the Employer or an Affiliated Employer, the combination of the defined benefit plan benefits and the defined contribution plan contributions on behalf of any Participant must also not exceed the limitations on such combinations of benefits and contributions under Section 415(e) of the Code (as amended, and subject to any and all regulations thereunder and all related provisions of the

Tax Equity and Fiscal Responsibility Act of 1982 and Deficit Reduction Act of 1984, all of which are hereby incorporated by reference). If the limitations on such combinations are exceeded, then the Participant's benefits under this Plan shall be reduced as necessary to comply with such limitations. Effective January 1, 2000, this 6.12 shall no longer apply due to the repeal of Section 415(e) of the Code.

        6.13    Reduction of Contributions or Benefits

          (a) If a Participant is also a member of another defined contribution plan maintained by the Employer and contributions to all such plans, when taken together, exceed the maximum annual addition permitted under Section 6.11, the Administrative Committee, together with the Administrative Committee of the other defined contribution plan, shall determine the level of contribution to be made to each or either of such defined contribution plans, so that the limitation on contributions shall not be exceeded. Whenever possible, the wishes of the Participant shall be considered in making the determination required by this Section.

          (b) If retirement income is payable to a Participant under one or more defined contribution plans and one or more defined benefit plans of the Employer, the annual amount of retirement income payable to a Participant at any date shall be reduced to conform to the provisions of Section 6.12. Unless the manner in which compliance with Section 6.12 is prescribed by any law or regulation, the Administrative Committee, together with the Administrative Committee of any other affected plan, shall have the right to accomplish compliance with Section 6.12 by reducing or limiting the retirement benefits under one or all of the affected plans and may vary the extent to which such reductions or limitations will be applied to the various affected plans. Any reduction or limitation, however, shall be made in a manner which is nondiscriminatory and shall, to the extent possible, reflect the wishes of the individual whose retirement benefits are being reduced or limited as to which plan or plans the reductions or limitation shall apply.

        6.14    Aggregation of Plans

        For purposes of Sections 6.11 and 6.12, all Employees of the Employer and other corporations which are members of a controlled group of corporations, within the meaning of Section 1563(a) of the Code, without regard to Sections 1563(a)(4) and (e)(3)(e) of the Code, and as modified by Section 415(h) of the Code, and all employees of trades and businesses, whether or not incorporated, which are under control with the Employer, shall be treated as employed by a single employer, under regulations prescribed by the Secretary of the Treasury or his delegate.

        6.15    EGTRRA Limitations on Contributions

          (a)    Effective date.    This Section 6.15 shall be effective for limitation years beginning after December 31, 2001.

          (b)    Maximum annual addition.    The annual addition that may be contributed or allocated to a Participant's Accounts under the Plan for any limitation year shall not exceed the lesser of:

  (i)
  $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

  (ii)
  100% of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year.

        The compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

SECTION 7

PARTICIPANTS' ACCOUNTS, INVESTMENT
FUNDS, ALLOCATION OF ASSETS AND CONTRIBUTIONS

        7.1    Furnishing of Schedules

        On the Effective Date and not later than the beginning of each Plan Year thereafter, the Administrative Committee shall update its records with the name of each of the Employees and such other information as may be required to determine which Employees became Participants during the past Plan Year. As soon as practicable after the end of each Plan Year, the Administrative Committee shall develop such data as may be required for the purpose of allocating contributions, investment earnings and forfeitures hereunder, including the Participant's Contributions and the amount of his Compensation. The Administrative Committee shall furnish such information to the Trustee as may be necessary for the Trustee to discharge its responsibilities under this Plan.

        7.2    Separate Accounts for Participants

        Separate accounts shall be maintained for each Participant. The account for each Participant shall reflect separate records of his contributions made pursuant to Sections 6.1(a) and (b) and separate records of the Employer's matching and discretionary contributions made pursuant to Section 6.2 and allocable to each Participant's account.

        7.3    Investment Designation

        Each Participant, at the time of making written application to participate in the Plan, shall have the right to direct the investment of his Elective Contributions Account, Voluntary Employee Contributions Account, Employer Matching Contributions Account, Profit Sharing Contributions, Transferred Contributions Account and Rollover Contributions Account in multiples of 10% among the following:

          (a) investment options made available by the Administrative Committee from time to time;

          (b) Employer Stock; and

          (c) a Participant Directed Account.

        Each Participant, Former Participant and Beneficiary shall have the opportunity to change the investment of his or her accounts on a daily basis. If a Participant fails to direct the investment of all or any portion of his Elective Contributions Account, Voluntary Employee Contributions Account, Transferred Contributions Account or Rollover Contributions Account, such account, or portion thereof, shall be invested in the Merrill Lynch Retirement Preservation Trust. Uninvested cash that accumulates in the Participant Directed Account will be invested as provided in Section 7.9(c).

        7.4    Allocation of Participants' Contributions

        The total market value of each Participant's contributions shall be allocated to his account and shall at all times be nonforfeitable, but subject, nevertheless, to change in value resulting from investment experience.

        7.5    Allocation of Employer Contributions

  (a)
  After the Trustee has received an Employer Matching Contribution made by the Employer and any schedule required to be furnished to the Trustee, the Administrative Committee shall credit to the Employer Matching Contributions Account of each Participant, no less frequently than monthly, a portion of the Employer Matching Contribution to the Plan described in Section 6.2(a).

  (b)
  The total market value of the Employer Matching Contribution allocated to each Participant's Employer Matching Contributions Account shall be 100% immediately vested.

  (c)
  After the Trustee has received the total Profit Sharing Contribution made by the Employer for any Plan Year and any schedule required to be furnished to the Trustee, and after the account balances of the Participants have been adjusted as provided in Section 7.7, the Administrative Committee shall credit to the Profit Sharing Contributions Account of each Participant a portion of the Employer's contribution which is equal to the Profit Sharing Contribution described in Section 6.2(b).

  (d)
  The total market value of the Employer's Profit Sharing Contribution allocated to each Participant's Profit Sharing Contributions Account shall be vested in accordance with the following schedule:

Years of Vesting Service	Vested Percentage
1	20
2	40
3	60
4	80
5	100

        The total market value of the Employer's Profit Sharing Contribution allocated to each Participant's Profit Sharing Contributions Account shall be 100% vested upon the Participant's death.

          (e) Forfeitures shall be applied to reduce future Employer contributions to the Plan.

          (f) Notwithstanding the above, Participants in the former AES Beaver Valley Division Employee Profit Sharing Plan who were formerly employed by ARCO on the transition date shall be credited with Years of Vesting Service measured from their original date of hire with ARCO.

          (g) Notwithstanding any provision of the Plan to the contrary, Participants who were formerly employed by New York State Electric & Gas Corporation and who were offered employment with AES NY, AES Eastern Energy, L.P. or AES Creative Resources, L.P. in accordance with that certain Asset Purchase Agreement By and Among NGE Generation, Inc., Seller, New York State Electric & Gas Corporation, and AES NY, L.L.C., Buyer, dated as of August 3, 1998, shall be credited with Years of Vesting Service measured from their original date of hire with New York State Electric & Gas Corporation.

          (h) Notwithstanding any provision of the Plan to the contrary, Participants who were formerly employed by New Energy Ventures, Inc. and its subsidiaries ("New Energy") shall be credited with Years of Vesting Service measured from their original date of hire with New Energy.

          (i) Notwithstanding any provision of the Plan to the contrary, effective January 1, 2001, Participants employed by Central Illinois Light Company and its subsidiaries ("CILCO") shall be credited with Years of Vesting Service measured from their original date of hire with CILCO.

          (j) Notwithstanding any provision of the Plan to the contrary, effective July 2, 2001, Participants employed by Indianapolis Power & Light Company and its subsidiaries ("IPALCO") shall be credited with Years of Vesting Service measured from their original date of hire with IPALCO.

          (k) Notwithstanding any provision of the Plan to the contrary, effective July 8, 2001, Participants formerly employed by Thermo Electron Corporation or its subsidiaries who became an employee of The AES Corporation or its subsidiaries pursuant to that certain Stock Purchase Agreement by and between Thermo Electron Corporation and AES Ecotek Holdings, L.L.C. (the "Agreement"), dated as of February 12, 2001, shall be credited with Years of Vesting Service measured from their original date of hire with Thermo Electron Corporation."

        7.6    Valuation of the Trust

        Except in the case of a group annuity contract, in which case the Administrative Committee may rely on information provided by the insurance carrier, as of the end of each Plan Year and as of any other date which the Administrative Committee in its discretion may direct, the Administrative Committee shall determine the net worth of the Trust by valuing all of its assets and liabilities as of that date, excluding from the assets in the case of each valuation as of the end of each Plan Year then ending all amounts representing the contributions of Participants for the current Plan Year. Each date as of which the net worth of the Trust is determined is hereinafter referred to for purposes of this Section 7 as a Valuation Date. In determining the net worth of the Trust, the Administrative Committee shall value the Trust assets at their closing fair market value on such Valuation Date. There shall be included as of the Valuation Date, without implied limitation, income on hand, income accrued, dividends payable but not received and uninvested cash, whether income or principal; and there shall be deducted as of the Valuation Date, without implied limitation, liabilities accrued. A determination by the Administrative Committee of the net worth of the Trust or any component thereof shall be conclusive and binding upon all persons. In discharging its obligations and responsibility under this Section 7.6 and under Section 7.7, the Administrative Committee shall obtain such information from the Trustee as is necessary or desirable, and may rely on information provided by an insurance carrier.

        7.7    Allocation of Plan Assets (Other Than Employer Stock and Amounts Invested in Participants Directed Accounts)

        Except in the case of a group annuity contract, in which case the Administrative Committee may rely on information provided by the insurer, the total net worth of each of the investment funds (excluding Participant Directed Accounts) of the Trust as determined on each Valuation Date shall be compared with the total of all amounts standing to the credit of the accounts of all Participants in each of the investment funds (excluding Participant Directed Accounts) in the Plan since the preceding Valuation Date. If the total net worth of each such fund of the Trust as thus determined exceeds the total amount standing to the credit of the accounts of all Participants in each such fund, the Administrative Committee shall credit the excess to the Participants' accounts in the proportion that the account balance of each such Participant bears to the total account balances of all such Participants in each such fund. If the total net worth of each of the investment funds (excluding Participant Directed Accounts) of the Trust is less than the total amounts standing to the credit of the accounts of all Participants in each of the investment funds (excluding Participant Directed Accounts) of the Trust, then the excess of the total of the account balances over the total net worth of each such fund of the Trust shall be charged against the Participants' accounts in the proportion that the account balance of each such Participant bears to the total account balances of all such Participants in each such fund of the Trust.

        7.8    Allocation to Profit Sharing Contributions Accounts

        The Profit Sharing Contributions Account maintained for each Participant will be credited annually with his allocable share of Employer Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust, with any forfeitures of Employer Stock and with any stock dividends on Employer Stock allocated to his Profit Sharing Contributions Account.

        The allocations of Employer Stock to Participants' Accounts for each Plan Year will be made as follows:

  (i)
  Employer Contributions under Section 6.2(b) for each Plan Year will be allocated as of the applicable Allocation Date among the Profit Sharing Contributions Accounts of Participants in the ratio that the Compensation of each such Participant bears to the total Compensation of all such Participants subject to the allocation limitation of Section 6.7.

  (ii)
  The net income (or loss) of the Trust for each Plan Year will be determined as of the Valuation Date. The net income (or loss) of the Trust includes the increase (or decrease) in the fair market value of Trust Assets (other than Employer Stock and Participant Directed Accounts), interest income, dividends and other income and gains (or loss) attributable to Trust Assets (other than any dividends on allocated Employer Stock or assets invested in Participant Directed Accounts) since the preceding Valuation Date, reduced by any expenses charged to the Trust Assets for the Plan Year.

  (iii)
  Any cash dividends received on shares of Employer Stock allocated to Participants' Profit Sharing Contributions Accounts shall be included in the computation of net income (or loss) of the Trust.

        Notwithstanding any provision of the Plan to the contrary, the Board of Directors, in its discretion, may provide for an Allocation Date in addition to, or as an alternative for, December 31 of any Plan Year and take such other action in connection therewith as the Board of Directors shall determine, in its discretion, is necessary or desirable.

        Subject to the provisions of Section 7.9, the Administrative Committee shall establish accounting procedures for the purpose of making the allocations to Participants' Accounts provided for in this Section. The Administrative Committee shall maintain adequate records of the aggregate cost basis of Employer Stock allocated to each Participant's Account. From time to time, the Administrative Committee may modify the accounting procedures for the purposes of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan, the provisions of this Section and the requirements of the Code.

        7.9    Participant Directed Accounts

          (a) Any Participant may direct the Administrative Committee in writing to establish a Participant Directed Account for him and to direct the Trustee to transfer to such Participant Directed Account part or all of his accounts as soon as practicable after the next Valuation Date, subject to such special administrative fees as the Administrative Committee or Trustee may direct.

          (b) Any Participant for whom a Participant Directed Account is maintained may direct the Trustee at any time as to the investment or reinvestment of assets in his Participant Directed Account. The Trustee shall then make any purchases or sales of investments that may be necessary to follow such directions. If the Trustee determines, in its sole discretion, that any direction received from a Participant concerning the investment of his Participant Directed Account is not sufficiently clear, or is not authorized under the terms of the Plan, the Trustee may ignore such direction and request that the Participant file a new direction.

          (c) The assets of Participant Directed Accounts may be invested in securities or real or personal property of such types as are specified by the Administrative Committee (and available on a non-discriminatory basis) from time to time, and as are generally permitted to be held by the Trustee pursuant to the terms of this Plan or the Trust Agreement, provided that any such investment satisfies both of the following criteria: (i) the investment is an intangible whose ownership is evidenced by a certificate, contract or other written document; and (ii) ownership of the investment does not involve physical custody or active management of tangible assets. The assets of Participant Directed Accounts may not be invested in any other type of investment, without the prior consent of the Administrative Committee and Trustee. In no event, however, may such Participant Directed Accounts be invested in "collectibles" as defined in IRC § 408(m) (e.g., art, antiques, gems, coins). The Trustee may hold in temporary cash equivalents any assets of a Participant Directed Account as to which no investment direction is in effect.

          (d) The Administrative Committee shall establish accounting procedures to be performed with respect to Participant Directed Accounts. All references in this agreement to the Participant's various accounts shall be deemed to refer to Participant Directed Accounts in a manner consistent with the sources of the amounts held in any Participant Directed Account (e.g., employer contributions, employee contributions, rollover amounts). The foregoing notwithstanding, Participant Directed Accounts shall not share in any net increases or decreases in the Trust Funds with respect to amounts not held in Participant Directed Accounts, and all income and disbursements relating to any particular Participant Directed Account shall be allocated solely to that account.

        7.10    Distribution

        Whenever any distribution shall be made to or on behalf of a Participant in accordance with the provisions of Section 8, his Account shall be charged with the amount of such distribution.

        7.11    Contributions—Terminated or Withdrawn Participants

        Except as provided in Section 5.3, the accounts of terminated or withdrawn Participants shall not share in Employer contributions or forfeitures, unless, pursuant to Section 4, the Employees once again become Plan Participants.

SECTION 8

DISTRIBUTIONS

        8.1    Retirement Dates

        Upon attainment of Normal Retirement Age, which date shall be coincident with the attainment of age sixty-five, a Participant shall be 100% vested in the total market value of his Employer Profit Sharing Contributions allocated to his Profit Sharing Contributions Account.

        A Participant may retire from active service with the Employer on his Early Retirement Date, which shall be the first day of any month coincident or next following attainment of age 55.

        Any Participant who defers his retirement date beyond his Normal Retirement Date in accordance with Employer's personnel policy shall continue to be a Participant for all purposes of the Plan.

        8.2    Retirement

        Upon retirement of a Participant, the Administrative Committee shall, as directed by the Participant, direct the Trustee to apply the amount standing to the credit of such Employee's Elective Contributions Account, Voluntary Employee Contributions Account, Employer Matching Contributions Account, Profit Sharing Contributions Account, Transferred Contributions Account, Participant Directed Account and Rollover Contributions Account (less the amount of any outstanding loans made pursuant to Section 8.15) by payment of the amounts thereof in one of the following methods:

  (i)
  One-lump sum payment in cash or in Employer Stock; or

  (ii)
  Payments over a period certain in monthly, quarterly, semiannual or annual cash installments. The period over which such payment is to be made shall not extend beyond the lesser of twenty years or the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

        Distribution of a Participant's Employer Matching Contributions Account and Profit Sharing Contributions Account will be made in whole shares of Employer Stock, cash or a combination of both, as determined by the Administrative Committee; provided, however, that the Administrative Committee shall notify the Participant of his right to demand distribution of his accounts described above entirely in whole shares of Employer Stock (with the value of any fractional share paid in cash). Distribution of a Participant's Participant Directed Account may be made in-kind as determined by the Administrative Committee.

        Shares of Employer Stock held or distributed by the Trust may include such legend restrictions on transferability as the Employer may reasonably require in order to assure compliance with applicable federal and state securities laws.

        8.3    Death Benefits

        Upon the death of a Participant, the following distribution provisions shall take effect:

          (a) If the Participant dies after distribution of his or her interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

          (b) If the Participant dies before distribution of his or her Accounts commences, the Participant's entire interest will be distributed no later than 5 years after the Participant's death.

        8.4    Disability Retirement

        If the Administrative Committee shall determine that a Participant is unable to continue in the employ of the Employer by reason of the Total Disability of such Participant, the Administrative Committee may, at the request of the Participant or his authorized representative, direct the Trustee to apply the full amount standing to the credit of such Employee's Elective Contributions Account,

Voluntary Employee Contributions Account, Employer Matching Contributions Account, Profit Sharing Contributions Account, Rollover Contribution Account, Participant Directed Account and Transferred Contributions Account to payment pursuant to the provisions of Section 8.2. A Participant shall be 100% vested in the total market value of his Employer Profit Sharing Contributions allocated to his Profit Sharing Contributions Account upon satisfying the requirements for Disability Retirement.

        If any disabled Participant returns to the employ of the Employer, he shall become an active Participant upon completion of an Hour of Service, and his Service before and after his Disability shall be aggregated for purposes of Sections 3.2.

        8.5    Attainment of Age 59 1/2

        A Participant who has attained age 59 1/2 may apply in writing any time thereafter prior to retirement as defined in Section 8.1 for a lump-sum distribution of the entire value, but not less than the entire value, of his vested accounts while remaining in the active employ of the Employer. Such a lump-sum distribution will be made as soon as practicable following such a request. Such a distribution will not limit the ability of the Participant to continue making contributions pursuant to the enrollment form on file with the Administrative Committee or limit the ability of the Participant to enter into new enrollment form for so long as he shall remain in the employ of the Employer.

        8.6    Beneficiary Designation

        Each Participant may designate one or more Beneficiaries, including contingent Beneficiaries, who shall receive the amount payable on behalf of such Participant under provisions of this Plan upon the Participant's death; provided, however, that in the case of a married Participant, the Participant's spouse must be designated as the Beneficiary unless the spouse provides written consent on a form provided by the Administrative Committee. Such designation shall be made in writing in such manner as the Administrative Committee shall determine. A Participant may change such designation from time to time and may revoke such designation subject to the requirement of spousal consent in the case of a married Participant. If a Participant dies without having designated a Beneficiary, or if none of the designated Beneficiaries survives the Participant, or if the Administrative Committee is in doubt as to the effective status of a Beneficiary designation following reasonable inquiry, the Administrative Committee shall direct the Trustee to make payment of all amounts payable with respect to such Participant in one single-sum payment in cash as follows: to the Participant's surviving spouse or, if none, in equal shares to the Participant's children, the issue of any deceased children to take by right of representation the share to which such child would have been entitled if surviving, or if no such children or issue, to the duly appointed executor or administrator of the Participant's estate.

        8.7    Vesting, Termination of Employment

          (a) A Participant shall be fully and immediately vested at all times in Elective Contributions made pursuant to Section 6.1(a) and Voluntary Employee Contributions made pursuant to Section 6.1(b). Such amounts shall not be subject to forfeiture for any reason. Employer Contributions shall be vested in accordance with Section 7.5.

          (b) The determination of the amount to which a Participant whose employment is terminated is entitled to in accordance with the foregoing rules shall be made by the Administrative Committee, and the Administrative Committee's determination shall be conclusive and binding upon all persons.

          (c) The Administrative Committee shall direct the Trustee to make distribution to the terminated Participant of the entire benefit to which such terminated Participant is entitled pursuant to the terms of this Plan, in accordance with one of the methods described in Section 8.2.

        8.8    Former Participant

        Upon the termination of a Participant's Employment with the Employer (other than indefinite layoff) (other than as provided in Section 8.1, 8.3, or 8.4), the Participant shall become a Former Participant and shall become entitled to distributions from his accounts as follows:

        Distribution of the funds due to a terminated Participant shall be made as soon as practicable thereafter, but no later than the period described in Section 8.10. However, a terminated Participant's benefits may not be paid without his written consent (and the consent of his or her spouse if applicable) if the value exceeds $3,500 ($5,000 effective January 1, 1998).

        The Administrative Committee shall notify the Trustee of the date on which the Participant shall have become a Former Participant and of the amounts, if any, payable to him under this Section 8, and shall direct the Trustee regarding the time and manner of payment.

        So long as any portion of the accounts of a Former Participant or Beneficiary remain undistributed, such Former Participant or Beneficiary shall, to the extent provided in Sections 7.7, 7.8 and 7.9 continue to share the net income or net loss and expenses of the Trust, but shall not share in any contributions made by the Employer or any forfeitures for any Plan Year after the Participant becomes a Former Participant.

        A Former Participant with deferred accounts shall be advised annually of the value of his account balance.

        If any Former Participant shall be reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of his entire vested Employer Contribution Account prior to his reemployment, his forfeited account shall be reinstated.

        If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100 percent of the Account balance derived from Employer contributions, and the Participant may increase the nonforfeitable percentage in the Account:

(1)
A separate Account will be established for the Participant's interest in the Plan as of the time of the distribution; and

(2)
At any relevant time the Participant's nonforfeitable portion of the separate Account will be equal to an amount ("X") determined by the formula:

X = P(AB + (R × D))—(R × D)

For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the Account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the Account balance at the relevant time to the Account balance after distribution.

        8.9    Discharge of Trustee's Obligation to Make Payments

        Whenever the Trustee is required to make any payment or payments to any person in accordance with the provisions of this Plan, the Administrative Committee shall notify the Trustee of such person's last known address as it appears in the Administrative Committee's records and the Trustee's obligation to make such payments shall be fully discharged by mailing the same to the address specified by the Administrative Committee.

        8.10    Payment of Benefits—Timing

          (a) Payment of benefits attributable to Employee contributions either to Participants who have terminated employment, retired or become disabled or to Beneficiaries of deceased Participants shall be made as soon as possible following the retirement, disability or death of the Participant, but, except as provided in (b) below, not later than 60 days following the close of the Plan Year in which such retirement, disability or death occurred.

          (b) If the amount of benefit required to commence on the commencement dates specified in (a) above cannot be ascertained by any such date, payment shall be made not later than 60 days after the earliest date on which the amount of benefit can be ascertained under the Plan and related Trust.

          (c) Notwithstanding any other provision in the Plan to the contrary, the account balance of an Employee must be distributed, or commence to be distributed, no later than the first day of April following the calendar year in which such individual attains age 70 1/2. The account balance must be paid (i) over a period not longer than the life of the Employee and his designated Beneficiary or (ii) over a period not extending beyond the life expectancy of the Employee or the joint life expectancies of the Employee and his designated Beneficiary. If an Employee dies before his entire interest has been distributed to him, or if distribution has begun to his designated beneficiary, the Employee's entire interest (or the remaining part of such interest if distribution has commenced) will be distributed within five years after his death (or the death of his designated beneficiary); provided, however, that this sentence shall not apply if the distribution of the Employee's interest has commenced and is for a term certain permitted under (ii) and such distribution to the designated Beneficiary commences within one year after the Employee's death. All distributions shall be made in accordance with the regulations under Section 401(a)(9) of the Code, including Treasury Regulations Section 1.401(a)(9)-2.

          With respect to distributions under the Plan made on or after October 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) of the Code that were proposed on January 17, 2001 (the "2001 Proposed Regulations"), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to October 1, 2001 are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to October 1, 2001 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) of the Code or such other date as may be specified in guidance published by the Internal Revenue Service.

        8.11    Incapacity

        If any person to whom a benefit is payable hereunder is an infant or if the Administrative Committee determines that any person to whom such benefit is payable is incompetent by reason of physical or mental disability, the Administrative Committee may cause the payments becoming due to such person to be made to such person's legally appointed guardian or conservator.

        8.12    Proof of Claim

        The Administrative Committee may require such proof of death and such evidence of the right of any person to receive payment of the value of the interest in the Trust Fund of a deceased Participant or a terminated Participant as the Administrative Committee may deem desirable.

        8.13    Hardship Withdrawal

        The Administrative Committee may, at such time and pursuant to such terms and conditions as he or it may establish, permit hardship withdrawals to be made under the Plan from an Employee's

Elective Contributions Account (exclusive of earnings), in the event of demonstrated hardship, which shall be limited to:

  •
  unreimbursed medical expenses for the Employee, spouse or dependents, or expenses necessary for such person to obtain medical care;

  •
  purchase of the Employee's principal residence (but not regular mortgage payments);

  •
  tuition for the next twelve months of post-secondary education for the Employee, spouse or dependents; and

  •
  preventing foreclosure on or eviction from the Employee's principal residence.

        A hardship distribution must be made on account of an immediate and heavy financial need of the Employee, and the distribution must be necessary to satisfy such financial need. Such hardship distribution cannot be in excess of the amount required to relieve such financial need and cannot be reasonably available from other resources of the Employee.

        In determining whether other resources of the Employee have first been exhausted, the Administrative Committee may process such a withdrawal request without any additional documentation from the Employee if the following conditions are satisfied:

  •
  The distribution is not in excess of the amount of the immediate and heavy financial need of the Employee, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal;

  •
  The Employee has already taken all other distributions and nontaxable loans available from all plans sponsored by the Employer;

  •
  All Employer plans require a suspension period of at least six months (12 months for hardship distributions occurring before January 1, 2002) after the hardship withdrawal, during which the Employee cannot make Elective Contributions or Voluntary Employee Contributions; and

  •
  All Employer plans adjust the maximum Elective Contribution in the Employee's next tax year by offsetting the Elective Contribution in the taxable year of the hardship withdrawal.

        Alternatively, the Administrative Committee may request documentation from an Employee requesting a hardship withdrawal that no other sources of funds are available, including:

  •
  reimbursement or compensation by insurance or any other source;

  •
  reasonable liquidation of assets, including assets of the Employee's spouse and minor children, as long as this would not create a hardship in itself;

  •
  distributions or nontaxable loans from all retirement plans, including those sponsored by another employer;

  •
  reasonable loans from banks or other commercial lenders; and

  •
  stopping Elective Contributions and Voluntary Employee Contributions to all Employee plans.

        In making such a determination, absent evidence to the contrary, the Administrative Committee may reasonably rely on an Employee's representation that the financial need cannot be satisfied by any of the above methods.

        The minimum hardship withdrawal shall be at least $500. The withdrawal will be based on the value of the Participant's Elective Contribution Account (exclusive of earnings) as of the most recent Valuation Date.

        The rules and regulations that the Administrative Committee shall adopt with respect to hardship withdrawals under this Section 8.13 shall be applied in a uniform and nondiscriminatory manner. Any suspension of contributions required under this Section 8.13 shall be governed by the provisions of Section 4.6.

        8.14    Withdrawal of Voluntary Employee Contributions

        A Participant may request the Administrative Committee to make withdrawals of his Voluntary Employee Contributions made pursuant to 6.1(b). Such requests may be made no more frequently than once during each six-month period based on Account values as of the nearest preceding Valuation Date, and the minimum withdrawal must be at least $500.

        In making a determination hereunder, the Administrative Committee shall follow uniform and nondiscriminatory rules which shall be established for the administration of this provision.

        8.15    Loans to Participants

        Subject to such reasonable rules as may be adopted by the Administrative Committee, a Participant may be permitted to apply for a loan from his Accounts in an aggregate amount equal to, or less than, the lesser of:

(1)
$50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one-year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

(2)
50% of the vested value of his Accounts, as of the most recent Valuation Date, however, the minimum loan permitted shall be at least $500.

        Loans to Participants shall be made under the following circumstances: (1) loans shall be made available to all Participants on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Participants in an amount greater than the amount made available to other Participants and Beneficiaries; (3) loans shall bear a reasonable rate of interest determined by the Administrative Committee; (4) loans shall be adequately secured in accordance with regulations issued by the Secretary of Labor and shall not exceed 50% of a Participant's Vested Account balances; (5) loans shall provide for repayment over a period not to exceed five years (ten years in the case of a loan to purchase a principal residence for the Participant), pursuant to a level, fixed repayment schedule with payments made at least quarterly; and (6) loans shall be treated as an investment of each Participant's Account from which a loan has been extended. Notwithstanding any other provision of this Plan to the contrary, loans shall only be available to a Participant who is an Employee and a Former Participant who is a "party-in-interest" as defined in ERISA Section 3 (14).

        The cost of loan administration shall be charged to each loan applicant.

        Effective for Plan loans made after December 31, 2001, Plan provisions prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.

        This provision shall be administered in a uniform and nondiscriminatory manner and loan requests to the Administrative Committee made pursuant to this Section shall not be denied.

        8.16    Direct Rollover Provision

          (a) This Section 8.16 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a distributee's election under this paragraph (a), a distributee may elect, at the time and manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b) For purposes of this Section 8.18, the following definitions shall apply:

        Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint life (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), and (iv) effective January 1, 2000, any hardship distribution as described in Section 401(k)(2)(B)(i)(IV) of the Code.

        Eligible retirement plan: An eligible retirement plan is (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code, (iii) an annuity plan described in Section 403(a) of the Code, or (iv) a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

        Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a "qualified domestic relations order," as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

        Direct rollover: A direct rollover is any payment by the Plan to the eligible retirement plan specified by the distributes.

        8.17    EGTRRA Direct Rollovers of Plan Distributions

          (a)    Effective date.    This Section 8.17 shall apply to distributions made after December 31, 2001.

          (b)    Modification of definition of eligible retirement plan.    For purposes of the direct rollover provisions in Section 8.18 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

          (c) Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in Section 8.18 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

          (d) Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in Section 8.18 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in

  Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

        8.18    Qualified Domestic Relations Order Procedures

        Upon receipt of a domestic relations order, the Administrative Committee shall promptly notify the Participant and each alternate payee of the receipt of such order and the Plan's procedures for determining the qualified status of domestic relations orders. Within a reasonable period after the receipt of a domestic relations order, the Administrative Committee shall determine the qualified status of such order, and thereafter notify the Participant and each alternate payee of such determination during any period in which the issue of the qualified status of a domestic relations order is being determined, the Administrative Committee shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a qualified domestic relations order under Section 414 (p) of the Code ("Qualified Domestic Relations Order").

        If within 18 months after the issuance of an order, the order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Administrative Committee shall pay the segregated amounts (plus interest, dividends, gains or losses thereon, if any) to the person or persons entitled thereto (regardless of whether payment is otherwise permitted under other provisions of this Plan), or proceed as otherwise directed by such Order.

        If within 18 months it is determined that the order (or modification thereof) is not a Qualified Domestic Relations Order, or the issue as to whether such order is a Qualified Domestic Relations Order is still not resolved, the Administrative Committee shall pay the segregated amounts (plus interest thereon, if any) to the person or persons who would have been entitled to such amounts if there had been no order (or restore such amounts to the Participant's Accounts). Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the 18-month period shall be applied prospectively only from the date of such determination.

SECTION 9

FIDUCIARIES AND ALLOCATION OF RESPONSIBILITIES

        9.1    Fiduciaries

        The following persons are fiduciaries under the Plan.

          (a) The Trustee.

          (b) The Employer.

          (c) The Administrative Committee, appointed by the Employer pursuant to Section 10.1 of the Plan and designated as the "named fiduciary" of the Plan and the Administrative Committee.

          (d) Any Investment Manager appointed by the Employer as provided in Section 9.4.

        Each of said fiduciaries shall be bonded to the extent required by the Employee Retirement Income Security Act of 1974.

        9.2    Allocation of Responsibilities Among the Fiduciaries

          (a)    The Trustee.    The Trustee shall hold the assets of the Trust Fund and shall be responsible for all functions specifically assigned to it by the Plan and any related Trust Agreement, including disbursements of benefits to Participants or their Beneficiaries. The Trustee shall have exclusive responsibility and control over the investment of that portion, if any, of the Plan assets which is not made subject to the management and control of an Investment Manager. The Trustee shall have no other responsibilities, except those provided in any related Trust Agreement.

        To the extent that the Trust Fund or any portion thereof is subject to the management and control of an Investment Manager, the Trustee shall not have exclusive management and control over the Trust Fund, and with respect to that portion of the Trust Fund which is subject to the management and control of the Investment Manager, the Trustee:

    (1)
    shall not invest or otherwise manage and control that portion of the Trust Fund;

    (2)
    shall take investment action only upon the written instruction of such Investment Manager; and

    (3)
    shall be subject to the directions of such Investment Manager properly given as herein provided.

        Purchase and sale orders may be placed by such Investment Manager directly with brokers and dealers without the intervention of the Trustee, and in such event, the Trustee's sole obligation shall be to make payment for purchased securities and deliver those that have been sold when advised of the transaction. The Trustee shall not have any duty to question the prudence of such Investment Manager's investment decisions or to review or make any recommendation with respect to the making or retention of investments. The Trustee shall have no liability to any person for any action taken or omitted in accordance with any directions given by such Investment Manager herein, or for the failure of such Investment Manager to give such directions.

        Trust Assets may be invested by the Trustee primarily in Employer Stock in accordance with directions from the Administrative Committee. Employer Contributions (and other Trust Assets) may be used to acquire shares of Employer Stock from any Employer shareholder or from the Employer. The Trustee may also invest Trust Assets in such other prudent investments as the Administrative Committee deems to be desirable for the Trust, or Trust Assets may be held temporarily in cash. All purchases of Employer Stock by the Trustee shall be made only as directed by the Administrative Committee and only at prices which do not exceed the fair market value of Employer Stock, as determined in good faith by the Administrative Committee in accordance with the provisions of the

Plan. The Administrative Committee may direct the Trustee to invest and hold up to one hundred percent (100%) of the Trust Assets in Employer Stock.

          (b)    The Employer.    The Employer shall be responsible for all functions assigned or reserved to it under the Plan and any related Trust Agreement. Any authority so assigned or reserved to the Employer, other than responsibilities assigned to the Administrative Committee, shall be exercised by resolution of the Employer's Board of Directors and shall become effective with respect to the Trustee upon written notice to the Trustee signed by the duly authorized officer of the Board advising the Trustee of such exercise. By way of illustration and not by limitation, the Employer shall have authority and responsibility:

    (1)
    to amend the Plan;

    (2)
    to merge or consolidate the Plan with all or part of the assets or liabilities of any other plan;

    (3)
    to establish and carry out a funding policy;

    (4)
    to appoint, remove and replace the Trustee and, the Administrative Committee, and to monitor their performance;

    (5)
    to appoint, remove and replace one or more investment managers, or to refrain from such appointments, and to monitor their performance;

    (6)
    to communicate such information to the Administrative Committee, the Trustee and investment managers as they may need for the proper performance of their duties; and

    (7)
    to perform such additional duties as are imposed by law.

        Whenever, under the terms of this Plan, the Employer is permitted or required to do or perform any act or manner of thing, it shall be done and performed by any officer thereunto duly authorized by its Board of Directors.

          (c)    The Administrative Committee.    The Administrative Committee shall have responsibility and authority to control the operation and administration of the Plan in accordance with the provisions of Section 10 of the Plan, including, without limiting the generality of the foregoing:

    (1)
    the determination of eligibility for benefits and the amount and certification thereof to the Trustee;

    (2)
    the hiring of persons to provide necessary services to the Plan;

    (3)
    the issuance of directions to the Trustee to pay any fees, taxes, charges or other costs incidental to the operation and management of the Plan;

    (4)
    the preparation and filing of all reports required to be filed with respect to the Plan with any governmental agency;

    (5)
    the compliance with all disclosure requirements imposed by state or federal law; and

    (6)
    the maintenance of all records of the Plan other than those required to be maintained by the Trustee.

          (d)    The Investment Manager.    Any Investment Manager appointed pursuant to Section 9.4 shall have sole responsibility for the investment of the portion of the assets of the Trust Fund to be managed and controlled by such Investment Manager. An Investment Manager may place orders for the purchase and sale of securities directly with brokers and dealers.

        9.3    No Joint Fiduciary Responsibilities

        This Section 9 is intended to allocate to each fiduciary the individual responsibility for the prudent execution of the functions assigned to him, and none of such responsibilities or any other responsibilities shall be shared by two or more of such fiduciaries unless such sharing is provided by a specific provision of the Plan or any related Trust Agreement. Whenever one fiduciary is required to follow the directions of another fiduciary, the two fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law. To the extent that fiduciary responsibilities are allocated to an Investment Manager, such responsibilities are so allocated solely to such Investment Manager alone, to be exercised by such Investment Manager alone and not in conjunction with any other fiduciary, and the Trustee shall be under no obligation to manage any asset of the Trust Fund which is subject to the management of such Investment Manager.

        9.4    Investment Manager

        The Employer may appoint a qualified Investment Manager or Managers to manage any portion or all of the assets of the Trust Fund. For the purpose of this Plan and the related Trust, a "qualified Investment Manager" means an individual, firm or corporation who has been so appointed by the Employer to serve as Investment Manager hereunder, and who is and has acknowledged in writing that he is (a) a fiduciary with respect to the Plan, (b) bonded as required by the Employee Retirement Income Security Act of 1974, and (c) is either (i) registered as an investment advisor under the Investment Advisors Act of 1940, or (ii) a bank as defined in said Act, or (iii) an insurance company qualified to perform investment management services under the laws of more than one state of the United States. Any such appointment shall be by a vote of the Board of Directors of the Employer naming the Investment Manager so appointed and designating the portion of the assets of the Trust Fund to be managed and controlled by such Investment Manager.

        9.5    Advisor to Fiduciary

        A fiduciary may employ one or more persons to render advice concerning any responsibility such fiduciary has under the Plan and related Trust Agreement.

        9.6    Service in Multiple Capacities

        Any person or group of persons may serve in more than one fiduciary capacity with respect to this Plan, specifically including service both as a member of the Administrative Committee and as a Trustee of the Trust; provided, however, that no person may serve in a fiduciary capacity who is precluded from so serving pursuant to Section 411 of the Employee Retirement Income Security Act of 1974.

SECTION 10

ADMINISTRATION OF THE PLAN

        10.1    Appointment of Administrative Committee

        The Employer is designated as the Administrative Committee, but acting through its Board of Directors, the Employer reserves the right at any time to appoint and to remove any one or more of its officers or employees, individually or in combination, as the Administrative Committee and such appointment may be made without necessity of amendment to this Plan. Reference to Plan Administrator in this Section shall mean the Employer or any duly appointed successor Administrative Committee.

        10.2    Powers of the Administrative Committee

        The Administrative Committee is hereby vested with all powers and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan as herein provided, and is authorized to make such rules and regulations as it may deem necessary to carry out the provisions of the Plan and the Trust Agreement. The Administrative Committee may from time to time appoint agents to perform such functions involved in the administration of the Plan as it may deem advisable. The Administrative Committee shall determine any questions arising in the administration, interpretation and application of the Plan, including any questions submitted by the Trustee on a matter necessary for it properly to discharge its duties, and the decision of the Administrative Committee shall be conclusive and binding on all persons.

        10.3    Duties of the Administrative Committee

        The Administrative Committee shall keep on file a copy of this Plan and the Trust Agreement, including any subsequent amendments and all annual reports of the Trustee, and such annual reports or registration statements as may be required by the laws of the United States, or other jurisdiction, for examination by Participants in the Plan during reasonable business hours. Upon request by any Participant, the Administrative Committee shall furnish him a statement of his interest in the Plan as determined by the Administrative Committee as of the close of the preceding Plan Year. Such statement of interest shall be binding on the Participant if not challenged in writing within 30 days following receipt, unless the Administrative Committee corrects such statement at a later date.

        10.4    Action by the Administrative Committee

        In the event that there shall at any time be two or more persons who constitute the Administrative Committee, the Administrative Committee shall act by concurrence of a majority thereof.

        10.5    Discretionary Action

        Wherever, under the provisions of this Plan, the Administrative Committee is given any discretionary power or powers, such power or powers shall not be exercised in such manner as to cause any discrimination prohibited by the Code in favor of or against any Participant, Employee or class of Employees. Any discretionary action taken by the Administrative Committee hereunder shall be consistent with any prior discretionary action taken by it under similar circumstances, and to this end, the Administrative Committee shall keep a record of all discretionary action taken by it under any provision hereof.

        10.6    Compensation and Expenses of Administrative Committee

        Employees of the Employer shall serve without compensation for services rendered as a member of the Administrative Committee, but all expenses of the Administrative Committee shall be paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Plan, including, but not limited to, attorneys' fees, accounting and clerical charges, and other costs of administering the Plan. Non-Employee members of the Administrative Committee shall receive such compensation as the Employer shall determine.

        10.7    Reliance on Others

        The Administrative Committee and the Employer shall be entitled to rely upon all valuations, certificates and reports furnished by the Trustee, upon all certificates and reports made by any accountant or actuary selected by the Administrative Committee and approved by the Employer and upon all opinions given by any legal counsel selected by the Administrative Committee and approved by the Employer; and the Administrative Committee and the Employer shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon such Trustee, accountant, actuary or counsel, and all action so taken or suffered shall be conclusive upon each of them and upon all Participants, retired Participants, and Former Participants and their Beneficiaries, and all other persons.

        10.8    Self-Interest

        No person who is on the Administrative Committee shall have any right to decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan. Any such decision shall be made by another member of the Administrative Committee or the Employer.

        10.9    Personal Liability—Indemnification

        No person serving on the Administrative Committee shall be personally liable by virtue of any instrument executed by him or on his behalf. Neither the Administrative Committee, the Employer or any of its officers or directors shall be personally liable for any action or inaction with respect to any duty or responsibility imposed upon such person by the terms of the Plan, unless such action or inaction is judicially determined to be a breach of that person's fiduciary responsibility with respect to the Plan under any applicable law. The limitation contained in the preceding sentence shall not, however, prevent or preclude a compromise settlement of any controversy involving the Plan, the Administrative Committee, the Employer or any of its officers and directors. The Employer may advance money in connection with questions of liability prior to any final determination of a question of liability. Any settlement made under this Section 10 shall not be determinative of any breach of fiduciary duty hereunder.

        The Employer will indemnify every person who is or was a member of the Administrative Committee, officer or member of the Board or a person who provides services without compensation to the Plan for any liability (including reasonable costs of defense and settlement) arising by reason of any act or omission affecting the Plan or affecting the Participants or Beneficiaries thereof, including, without limitation, any damages, civil penalty or excise tax imposed pursuant to the Employee Retirement Income Security Act of 1974; provided, (1) that the act or omission shall have occurred in the course of the person's service as a member of the Administrative Committee, officer of the Employer or member of the Board, or was within the scope of the employment of an Employee of the Employer or in connection with a service provided without compensation to the Plan, (2) that the act or omission be in good faith as determined by the Employer, whose determination made in good faith and not arbitrarily or capriciously shall be conclusive, and (3) that the Employer's obligation hereunder shall be offset to the extent of any otherwise applicable insurance coverage, under a policy maintained by the Employer or any other person, or other source of indemnification.

        10.10    Insurance

        The Administrative Committee shall have the right to purchase such insurance as it deems necessary to protect the Plan and the Trust from loss due to any breach of fiduciary responsibility by any person. Any premiums due on such insurance may be paid from Plan assets, provided that, if such premiums are so paid, such policy of insurance must permit recourse by the insurer against the person who breaches his fiduciary responsibility. Nothing in this Section 10 shall prevent the Administrative Committee or the Employer, at its or his own expense, from providing insurance to any person to cover potential liability of that person as a result of a breach of fiduciary responsibility, nor shall any provisions of the Plan preclude the Employer from purchasing from any insurance to any person to cover potential liability of that person as a result of a breach of fiduciary responsibility, nor shall any provisions of the Plan preclude the Employer from purchasing from any insurance company the right of recourse under any policy issued by such insurance company.

        10.11    Claims Procedures

        Claims for benefits under the Plan shall be filed with the Administrative Committee on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application thereof is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

        10.12    Claims Review Procedures

        Any Employee, former Employee or Beneficiary of either who has been denied a benefit by a decision of the Administrative Committee pursuant to Section 10.11 shall be entitled to request the Administrative Committee to give further consideration to his claim by filing with the Administrative Committee (on such form, if any, prescribed by the Administrative Committee) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrative Committee no later than 60 days after receipt of the written notification provided for in Section 10.11. The Administrative Committee shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days' written notice to the Administrative Committee), the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrative Committee which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrative Committee may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final disposition of the claim shall be made by the Administrative Committee within 60 days of receipt of the appeal, unless there has been an extension of 60 days, and shall be communicated in writing to the claimant. Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the disposition and specific references to the pertinent Plan provisions on which the disposition is based.

        10.13    Voting and Tendering Company Stock

          (a) Each Participant shall be entitled to direct the Trustee as to the manner in which voting rights with respect to shares of Employer Stock allocated to such Participant's accounts, shall be exercised. The Trustee shall not vote any shares of Employer Stock allocated to a Participant's accounts with respect to which timely instructions have not been received. Shares of Employer Stock which have not been allocated to Participants' accounts shall be voted by the Trustee on each matter in the same proportion that the shares of Employer Stock voted pursuant to the first sentence of this Section 10.13 are voted on such matter. In order to implement the voting rights granted in this Section, the Employer shall furnish the Trustee and the Participant with a notice or information statement which complies with applicable law and the Employer's charter and by-laws as applicable to security holders in general.

          (b) Notwithstanding any other provisions of this Plan and the Trust Agreement, the provisions of this Section shall govern the tendering of shares of Employer Stock held in this Plan.

    (i)
    Upon commencement of a tender offer for any securities of the Trust that are Employer Stock, the Employer shall notify each Participant of such tender offer and utilize its best efforts to timely distribute or cause to be distributed to the Participant such information as is distributed to shareholders of the Employer in connection with such tender offer, and shall provide a means by which the Participant can instruct the Trustee whether or not to tender the Employer Stock allocated to such Participant's accounts. The Employer shall provide the Trustee with a copy of any materials provided to Participants.

    (ii)
    Each Participant shall have the right to instruct the Trustee as to the manner in which the Trustee is to respond to the tender offer for any or all of the Employer Stock allocated to such Participant's accounts. The Trustee shall respond to the tender offer with respect to the Employer Stock as instructed by the Participant. All such instructions received by the Trustee shall be held in confidence and shall not be divulged to the Employer, any subsidiary of the Employer, to any officer or employee thereof, or to any other person. The Trustee shall not tender Employer Stock allocated to a Participant's accounts for which the Trust has received no instructions from the Participant.

    (iii)
    The Trustee shall tender that number of unallocated shares of Employer Stock which is determined by multiplying the number of unallocated shares by a fraction of which the numerator is the number of shares of Employer Stock allocated to Participants' Accounts for which the Trustee has received instructions from Participants to tender (and such instructions have not been withdrawn as of the date of determination) and the denominator is the total number of shares of Employer Stock allocated to Participants' Accounts.

    (iv)
    A Participant who has directed the Trustee to tender shares of Employer Stock allocated to such Participant's accounts may, at any time prior to the tender offer withdrawal date, instruct the Trustee to withdraw, and the Trustee shall withdraw, such shares of Employer Stock from the tender offer prior to the withdrawal deadline. Prior to such withdrawal deadline, if unallocated shares of Employer Stock have already been tendered, the Trustee shall redetermine the number of shares of Employer Stock which would be tendered under subparagraph (iii) if the date of such withdrawal were the date of determination, and withdraw the number of unallocated shares necessary to reduce the number of unallocated shares tendered to the amount so redetermined. A Participant shall not be limited as to the number of instructions to tender or withdraw which he may give to the Trustee.

    (v)
    The Trustee shall credit the proceeds received in exchange for tendered Employer Stock to the accounts of each Participant who instructed the Trustee to so tender.

        10.14    Dividend Distributions

        Any cash dividends on Employer Stock shall be allocated to the Accounts of Participants no later than ninety (90) days after the end of the Plan Year in which the dividends are paid to the Trust, and shall be invested automatically in the Merrill Lynch Retirement Preservation Trust.

SECTION 11

AMENDMENT AND TERMINATION

        11.1    General

        While the Plan is intended to be permanent, the Plan may be amended or terminated completely by the Employer at any time by resolution of the Board of Directors. Except where necessary to qualify the Plan or to maintain qualification of the Plan, no amendment shall reduce any interest of a Participant existing prior to such amendment. Notice of such amendment or termination as resolved by the Board of Directors shall be given to the Trustee and to the Administrative Committee. Such notice shall set forth the effective date of the amendment or termination or cessation of contributions.

        11.2    Termination of Plan and Trust

        This Plan and any related Trust Agreement shall in any event terminate whenever all property held by the Trustee shall have been distributed in accordance with the terms hereof.

        11.3    Liquidation of Plan Assets in the Event of Termination or Partial Termination

        In the event that the Board of Directors shall decide to terminate the Plan, in the event of complete cessation of Employer contributions or in the event of a partial termination, the rights of affected Participants to the amounts standing to their credit in their accounts shall be deemed fully vested, and the Administrative Committee shall direct the Trustee to either continue the Plan in full force and effect and continue so much of the Plan in full force and effect as is necessary to carry out the orderly distribution of benefits to affected Participants and their Beneficiaries upon retirement, disability, death or termination of employment, or (a) reduce to cash such part or all of the Plan assets as the Administrative Committee may deem appropriate; (b) pay the liabilities, if any, of the Plan; (c) value the remaining assets of the Plan as of the date of notification of termination or partial termination and adjust Participants' account balances in the same manner as provided in Section 7.6; (d) distribute such assets in cash to the credit of their respective accounts as of the notification of the termination or partial termination date; and (e) distribute all balances which have been segregated into a separate fund to the persons entitled thereto; provided that no person in the event of termination or partial termination shall be required to accept distribution in any form other than cash.

        11.4    Partial Termination

        The Employer may terminate the Plan in part without causing a complete termination of the Plan. In the event a partial termination occurs, the Administrative Committee shall determine the portion of the Plan assets attributable to the Participants affected by such partial termination, and the provisions of Section 11.3 shall apply with respect to such portion as if it were a separate fund.

        11.5    Power to Amend

        Subject to Section 11.6, the Employer, through resolution of its Board of Directors, shall have the power to amend the Plan in any manner which it deems desirable, including, but not by way of limitation, the right to change or modify the method of allocation of such contributions, to change any provision relating to the distribution or payment, or both, of any of the assets of the Trust Fund. Any amendment shall become effective upon the vote of the Board of Directors of the Employer, unless such vote specifies the effective date of the amendment. Such effective date of the amendment may be made retroactive to the vote of the Board of Directors, to the extent permitted by law.

        11.6    Solely for Benefit of Participants, Terminated Participants and Their Beneficiaries

        No changes may be made in the Plan which shall vest in the Employer, directly or indirectly, any interest, ownership or control in any of the present or subsequent assets of the Trust Fund.

        No part of the funds of the Trust, other than such part as may be required to pay taxes, administration expenses and fees, shall by reason of any amendment or otherwise be used for or diverted to purposes other than for the exclusive benefit of Participants, retired Participants, Former Participants and their Beneficiaries, except that:

          (a) any contribution made to the Trust by the Employer because of a mistake of fact shall be returned to such Employer within one year after the payment of such contribution; and

          (b) any contribution made to the Trust by the Employer which is conditional on the deductibility of such contribution shall be returned to the Employer, to the extent the deduction is disallowed, within one year from such disallowance.

        The contributions returned under (a) or (b) may not include any gains on such excess contributions, but must be reduced by any losses.

        11.7    Successor to Business of the Employer

        Unless this Plan and the related Trust Agreement be sooner terminated, a successor to the business of the Employer, by whatever form or manner resulting, may continue the Plan and the related Trust Agreement by executing appropriate supplementary agreements, and such successor shall thereupon succeed to all the rights, powers and duties of the Employer hereunder. The employment of any Employee who has continued in the employ of such successor shall not be deemed to have terminated or severed for any purpose hereunder if such supplemental agreement so provides.

        11.8    Merger, Consolidation and Transfers

        The Plan shall not be merged or consolidated, in whole or in part, with any other plan, nor shall any assets or liabilities of the Plan be transferred to any other plan, unless the benefit that would be payable to any affected Participant under such plan if it terminated immediately after the merger, consolidation or transfer is equal to or greater than the benefit that would be payable to the affected Participant under this Plan if it terminated immediately before the merger, consolidation or transfer.

        11.9    Revocability

        This Plan is based upon the condition precedent that it shall be approved by the Internal Revenue Service as qualified under Sections 401(a) and 401(k) of the Code and exempt from taxation under Section 501(a) of the Code.

        In the event that a contribution is made to the Plan conditioned upon qualification of the Plan as amended, such contribution must be returned to Employer upon the determination that the amended plan fails to qualify under the Code, provided that:

    (1)
    the plan amendment is submitted to the Internal Revenue Service for qualification by the time prescribed by law for filing the Employer's return for the taxable year in which the amendment is adopted, or such later date as the Secretary of the Treasury may prescribe;*and

    (2)
    such contribution that was made conditioned upon plan requalification is returned to the Employer within one year after the date the Plan's requalification is denied.

SECTION 12

TOP HEAVY PROVISIONS

        12.1    Top Heavy Requirements

        For any Top Heavy Plan Year, the Plan shall provide for the special vesting requirements of Section 414(b) of the Code pursuant to Section 12.3(a) of the Plan and the special minimum contribution and allocation requirements of Section 416(c) of the Code pursuant to Section 12.3(b) of the Plan.

        12.2    Determination of Top Heavy Status

        For purposes of this Section, the determination of Top Heavy status shall be made as follows:

          (a) This Plan shall be a Top Heavy Plan for any Plan Year commencing after December 31, 1983 in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees, or (2) the sum of the Aggregate Accounts of Key Employees under this Plan and any plan of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits or the Aggregate Accounts of all Participants under this Plan and any Plan of an Aggregation Group.

        If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group).

          (b) This Plan shall be a Super Top Heavy Plan for any Plan Year commencing after December 31, 1983 in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees, or (2) the sum of the Aggregate Accounts of Key Employees under this Plan and any plan of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits or the Aggregate Accounts of all Participants under this Plan and any Plan of an Aggregation Group.

          (c) Aggregate Account: A Participant's Aggregate Account as of the Determination Date is the sum of:

    (1)
    his Participant's Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

    (2)
    an adjustment for any contribution due as of the Determination Date. Such adjustment shall be the amount of any contribution actually made after the Valuation Date but before the Determination Date, except for the first Plan Year when such adjustment after the Determination Date that are allocated as of a date in that first Plan Year;

    (3)
    any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date;

    (4)
    any Employee contributions, whether voluntary or mandatory, including elective 401(k) contributions. However, amounts attributable to tax-deductible qualified deductible Employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance;

    (5)
    with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan-to-plan transfers, it shall always consider such rollover or plan-to-plan transfer as a distribution for the purposes of this Section. If this Plan is the plan accepting rollovers or plan-to-plan transfers accepted after December 31, 1983, such amounts shall be treated as part of the Participant's Aggregate Account balance; and

    (6)
    with respect to related rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by the same employer), if this Plan provides the rollover of plan to-plan transfer, it shall not be counted as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollover or plan-to plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

          (d)"Aggregation Group" means either a Required Group or a Permissive Aggregation Group, as hereinafter determined.

    (1)
    Required Aggregation Group: In determining an Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirement of Section 401(a)(4) or 410 of the Code, will be required to be aggregated. Such Group shall be known as a Required Aggregation Group.

        In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group is not a Top Heavy Group.

    (2)
    Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Sections 401(a)(4) and 410 of the Code. Such group shall be known as a Permissive Aggregation Group.

        In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Group if the Permissive Aggregation Group is not a Top Heavy Group.

    (3)
    Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

          (e) "Determination Date" means (i) the last day of the Preceding Plan Year, or (ii) in the case of the first Plan Year, the last day of such Plan Year.

          (f) "Present Value of Accrued Benefit": In the case of a defined benefit plan, a Participant's Present Value of Accrued Benefit shall be as determined under the provisions of the applicable defined benefit plan.

          (g) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

    (1)
    the Present Value of Accrued Benefits of Key Employees under all defined plans included in the group, and

    (2)
    the Aggregate Accounts of Key Employees under all defined contribution plans included in the group exceeds sixty percent (60%) of a similar sum determined for all Participants.

          (h) "Top Heavy Plan Year" means that, for a particular Plan Year commencing after December 31, 1983, the Plan is a Top Heavy Plan.

        12.3    Specific Top Heavy Provisions

        If the Plan is a Top Heavy Plan as determined pursuant to Section 416 of the Code for any Plan Year in accordance with the provisions of this Section, then notwithstanding any other provisions of this Plan to the contrary, the Plan shall meet the following requirements for any such Plan Year:

          (a)    Minimum Vesting Requirements.    A Participant's vested interest will be determined under a schedule which is not less favorable to each Participant than the following:

Years of Service Completed for Vesting Purposes	Vested Interest
Less than two	0%
Two but less than three	20%
Three but less than four	40%
Four but less than five	60%
Five or more	100%

          (b)    Minimum Contribution Requirement.    It is intended that the Employer will meet the minimum benefit and contribution requirements of Section 416(c)(2) of the Code by providing a minimum benefit which complies with Section 417(c)(1) of the Code under the Plan for such Plan Year for each Participant who is a Non-Key Employee; provided, however, that if such minimum benefit is not so provided under said Plan, then this Plan will provide a minimum contribution allocation (which may include forfeitures otherwise allocable) for such Plan Year for each Participant who is a Non-Key Employee in an amount equal to at least three percent (3%) of such Participant's Compensation for such Plan Year, regardless of whether such Non-Key Employee has completed 1,000 Hours of Service during such Plan Year or whether such Employee is employed as of the last day of the Plan Year. Such three percent (3%) minimum contribution requirement shall be increased to four percent (4%) for any Plan Year in which the Plan is a Super Top Heavy Plan and for any Plan Year in which the Participant also maintains a defined benefit pension plan, if necessary to avoid the application of Section 416(h)(1) of the Code, relating to special adjustments to the Section 415 of the Code limits for top heavy plans, if the adjusted limitation of Section 416(h)(2) of the Code would otherwise be exceeded if such minimum contribution were not so increased.

        The minimum contribution requirements set forth hereinabove shall be reduced in the following circumstances:

    (1)
    The percentage minimum contribution required hereunder shall in no event exceed the percentage contribution made for the Key Employee for whom such percentage is the highest for the Plan Year after taking into account contributions or benefits under other qualified plans in the Plan's aggregation group as provided pursuant to Section 416(c)(2)(B)(iii) of the Code; and

    (2)
    No minimum contribution will be required (or the minimum contribution will be reduced, as the case may be) for a Participant under this Plan for any Plan Year if the Employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such year in whole or in part for the Participant in accordance with Section 416(c) of the Code.

    (c)
    Adjustment to Code Section 415 Limitations. In any Plan Year in which the top heavy ratio exceeds 90% (i.e., becomes Super Top Heavy), the denominators of the defined benefit fraction and defined contribution fraction shall be computed using 100 percent of the dollar limitation instead of 125 percent.

        12.4    Top Heavy Definitions

        For purposes of this Section 12, the definitions relating to "top heavy plan" provisions are as follows:

          (a) The Plan is a "top heavy plan" if, as of the determination date, the aggregate of the accounts of Key Employees under the Plan exceeds sixty percent (60%) of the aggregate of the accounts of all Employees under the Plan.

        The determination of whether the Plan is top heavy shall be made after aggregating all other plans of the Employer and Affiliates which are required to be aggregated pursuant to Section 416(g)(2) of the Code and after aggregating any other such plan of the Employer or an Affiliate which may be taken into account under the permissive aggregation rules of Section 416(g)(2)(A)(ii) of the Code if such permissive aggregation thereby eliminates the top heavy status of any plan within such permissive aggregation group. The Plan is a "super top heavy plan" if, as of the determination date, the plan would meet the test specified above for being a top heavy plan if ninety percent (90%) were substituted for sixty percent (60%) in each place it appears in Section 12.3(a).

          (b) The "Valuation Date" for purposes of determining the value of Plan accounts under paragraph (a) shall be the same date as the Determination Date.

          (c) A "Key Employee" is any Participant in the Plan (including a beneficiary of such Participant) who at any time during the Plan Year of or any of the four (4) preceding Plan Years is:

    (i)
    an officer of the Employer (as that term is defined within the meaning of the regulations under Section 416 of the Code) having annual "415 compensation" greater than 50 percent of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year.

    (ii)
    one of the ten Participants owning (or considered as owning within the meaning of Section 318 of the Code) the largest interest in all employers required to be aggregated under Sections 414(b), (c), and (m) of the Code. However, a Participant will not be considered a top-ten owner for a Plan Year if the Participant earns less than $30,000 (or such other amount adjusted in accordance with Section 415(c)(1)(A) of the Code as in effect for the calendar year in which the Determination Date falls).

    (iii)
    a "five percent owner" of the Employer, meaning any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c) and (m) of the Code shall be treated as separate employers.

    (iv)
    a "one percent owner" of the employer having an annual "415 compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c) and (m) of the Code shall be treated as separate employers. However, in determining whether an individual has "415 compensation" of more than $150,000, "415 compensation" from each employer required to be "aggregated under Sections 414(b), (c) and (m) of the Code shall be taken into account.

        For purposes of applying Section 318 of the Code to the provisions of this paragraph (c), subparagraph (c) of Section 318(a)(2) of the Code shall be applied by substituting five percent (5%) for fifty percent (50%). In addition, the rules of subsections (b), (c) and (m) of Section 414 of the Code shall not apply for purposes of determining ownership in the Employer under this paragraph (c).

          (d) A "Non-Key Employee" is any Participant in the Plan (including a beneficiary of such Participant) who is not a "Key Employee."

        12.5    EGTRRA Modification of Top-Heavy Rules

          (a)    Effective date.    This section shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This section amends Sections 12.1, 12.2, 12.3 and 12.4 of the Plan.

          (b)    Determination of top-heavy status.

    (i)
    Key employee. Key employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1- percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

    (ii)
    Determination of present values and amounts. This Section 12.5(b)(ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

  (A)
  Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any Plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

  (B)
  Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

          (c)    Minimum Benefits.    Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Employer Matching Contributions under the Plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

SECTION 13

MISCELLANEOUS PROVISIONS

        13.1    Spendthrift Provision

          (a) No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order as defined in Section 414(p) of the Code. Except as required by non-pre-empted state law or court order, a Participant's beneficial interest in the Plan and Plan assets shall not be assignable or subject to attachment or receivership, nor shall they pass to any trustee in bankruptcy or be reached or applied by any legal process for the payment of any obligations of any Participant.

          (b) Effective August 5, 1997, the provisions of this Section 13.1 shall not apply to any payment or transfer to the Trust in accordance with Section 401(a)(13)(C) of the Code to satisfy the Participant's liabilities to the Plan or Trust in any one or more of the following circumstances:

    (i)
    the Participant is convicted of a crime involving the Plan;

    (ii)
    a civil judgement (or consent order or decree) if an action is brought against the Participant in connection with an ERISA fiduciary violation; or

    (iii)
    the Participant enters into a settlement agreement with the Department of Labor over an ERISA fiduciary violation. Any transfers or payments made from a Participant's accrued benefit to a person other than the Participant pursuant to the provisions of this Plan shall reduce the Participant's accrued benefit and offset any amounts otherwise due to such Participant. Such transfers or payments shall not be considered a forfeiture for purposes of the Plan.

        13.2    Rollover Amounts

          (a) With the permission of the Administrative Committee, and without regard to Sections 6.7 and 6.8, the Plan may receive any amount as a direct rollover or theretofore received by a Participant from a qualified employee benefit plan, either directly within sixty (60) days after such receipt or through the medium of an Individual Retirement Account, provided that such Individual Retirement Account contains no assets other than those attributable to employer contributions under qualified plans.

          (b) If a Participant who was formerly employed by New York State Electric & Gas Corporation makes a direct rollover to the Plan from the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Salaried Employees or the Tax Deferred Savings Plan for Hourly Paid Employees, such rollover may include a participant loan from such prior plan.

          (c) Effective January 1, 2002, the Plan will accept a direct rollover of an eligible rollover distribution or a Participant contribution of an eligible rollover distribution from: a qualified plan described in Sections 401(a) or 403(a) of the Code (excluding after-tax contributions); an annuity contract described in Section 403(b) of the Code (excluding after-tax contributions); or an eligible plan under Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state.

        13.3    Plan-to-Plan Transfers

        The Employer may cause to be transferred to the Trustee all or any of the assets held in respect to any other plan or trust which satisfies the applicable requirements of the Code relating to qualified plans and trust, which is maintained by the Employer for the benefit of its common-law employees. Any such assets so transferred shall be accompanied by written instructions from the Employer, or the trustee or custodian or the individual holding such assets, setting forth the Participants for whose benefit such assets have been transferred and showing separately the respective contributions by the Employer and by the Participants and the current value of the assets and instructions, the Trustee shall thereafter proceed in accordance with the provisions of the Employer's Trust. Such transferred amounts shall be 100% vested in Plan Participants at all times.

        13.4    Amendment of Vesting Schedule

        No amendment to the vesting schedule shall deprive a Participant of his nonforfeitable rights to benefits accrued to the date of the amendment. Further, if the vesting schedule of the Plan is amended, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made will commence with the date the amendment is adopted and will end on the later of:

          (a) sixty (60) days after the amendment is adopted;

          (b) sixty (60) days after the amendment becomes effective; or

          (c) sixty (60) days after the Participant is issued written notice of the amendment by the Employer or the Administrative Committee.

        No amendment to the Plan shall decrease a Participant's account balance or eliminate an optional form of distribution. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under Section 412(c)(8) of the Code. Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

        13.5    Construction

        In any question of interpretation or other matter of doubt, the Trustee, the Administrative Committee and the Employer may rely upon the opinion of counsel for the Employer or any other attorney at law designated by the Employer.

        13.6    Impossibility of Performance

        In case it becomes impossible for the Employer, the Administrative Committee or the Trustee to perform any act under this Plan, that act shall be performed which in the judgment of the Employer will most nearly carry out the intent and purpose of the Plan and the related Trust. All parties to this Plan and the related Trust Agreement or in any way interested in this Plan and any related Trust shall be bound by any acts performed under such conditions.

        13.7    Dissolution of the Employer

        In the event that the Employer is dissolved by reason of bankruptcy or insolvency, without any provisions being made for the continuance of this Plan and the Trust Agreement by a successor to the business of the Employer, the Plan and the Trust Agreement hereunder shall terminate, and the Trustee shall proceed in the same manner as though the Plan and the Trust Agreement were being terminated as provided in Section 11.3.

        13.8    Veterans' Reemployment Rights Under USERRA

        Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section § 414(u) of the Code. For purposes of this section, "qualified military service" shall mean any period of duty in a voluntary or involuntary basis in the United States Armed Forces, the Army National Guard and the Air National Guard when engaged in active duty for training, inactive duty for training or full-time

National Guard duty, the commissioned corps of the Public Health Service and any other category of persons designated by the President of the United States in time of war or emergency. Such periods of duty shall include active duty, active duty for training, initial active duty training, active duty training, inactive duty training, full-time National Guard duty and absence from employment for an examination to determine fitness for such duty.

        13.9    Definition of Words

        Feminine or neuter pronouns shall be substituted for those of masculine form, and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions.

        13.10    Titles

        The titles of Sections and paragraphs are included only for convenience and shall not be construed as a part of this Plan or in any respect affecting or modifying its provisions.

        IN WITNESS WHEREOF, the undersigned has caused this amended and restated Plan to be duly executed this 15th day of October, 2002, effective as noted above and subject to the amendments to the Plan adopted by the Employer on or after February 27, 2002 in accordance with the effective dates thereof.

ATTEST:	THE AES CORPORATION

By:

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  Exhibit 10.1
THE AES CORPORATION
PROFIT SHARING AND STOCK OWNERSHIP PLAN
TABLE OF CONTENTS
THE AES CORPORATION PROFIT SHARING AND STOCK OWNERSHIP PLAN
Introduction
SECTION 1 PURPOSE
SECTION 2 DEFINITIONS
SECTION 3 SERVICE FOR VESTING AND PROFIT SHARING CONTRIBUTIONS
SECTION 4 PARTICIPATION
SECTION 5 COMPENSATION
SECTION 6 CONTRIBUTIONS TO THE PLAN
SECTION 7 PARTICIPANTS' ACCOUNTS, INVESTMENT FUNDS, ALLOCATION OF ASSETS AND CONTRIBUTIONS
SECTION 8 DISTRIBUTIONS
SECTION 9 FIDUCIARIES AND ALLOCATION OF RESPONSIBILITIES
SECTION 10 ADMINISTRATION OF THE PLAN
SECTION 11 AMENDMENT AND TERMINATION
SECTION 12 TOP HEAVY PROVISIONS
SECTION 13 MISCELLANEOUS PROVISIONS